UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SIMMONS FIRST NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation (“Company”) will be held in the auditorium of the Company’s Little Rock, Arkansas, corporate offices (601 E. 3rd Street, Little Rock, Arkansas, 72201) at 8:00 A.M. Central Time, on Wednesday, May 7, 2025, for the following purposes:

1.     To fix at 14 the number of directors to be elected at the meeting;

2.     To elect 14 persons as directors to serve until the next annual shareholders’ meeting and until their successors have been duly elected and qualified;

3.     To consider adoption of a non-binding resolution approving the compensation of the named executive officers of the Company;

4.     To consider ratification of the Audit Committee’s selection of the accounting firm FORVIS MAZARS, LLP as independent auditors of the Company and its subsidiaries for the year ended December 31, 2025; and

5.     To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 5, 2025, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

George A. Makris III, Secretary
Pine Bluff, Arkansas
April 2, 2025

ANNUAL MEETING OF SHAREHOLDERS
SIMMONS FIRST NATIONAL CORPORATION
P. O. Box 7009
Pine Bluff, Arkansas 71611

PROXY STATEMENT
Meeting to be held on May 7, 2025
Proxy and Proxy Statement furnished on or about April 2, 2025

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Simmons First National Corporation (“Company”) for use at the annual meeting of the shareholders of the Company to be held on Wednesday, May 7, 2025, at 8:00 a.m. Central Time, in the auditorium of the Company’s Little Rock, Arkansas, corporate offices (601 E. 3rd Street, Little Rock, Arkansas 72201) or at any postponements or adjournments thereof. When such proxy is properly executed and submitted, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted “For” all of the director nominees in Proposal 2 and “For” Proposals 1, 3, and 4.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on May 7, 2025:
The Notice, Proxy Statement, and Annual Report on Form 10-K
are available at www.edocumentview.com/sfnc.

REVOCABILITY OF PROXY

Any shareholder giving a proxy has the power to change or revoke it at any time before it is voted.

COSTS AND METHOD OF SOLICITATION

The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, electronic communications, and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

OUTSTANDING SECURITIES AND VOTING RIGHTS

At the meeting, holders of the Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on March 5, 2025. On that date, the Company had 125,918,825 shares of Common Stock outstanding and entitled to vote at the meeting. 4,137,332 of such shares were held by the trust division of Simmons Bank (“Bank”) in a fiduciary capacity, of which 159,750 shares cannot be voted by the Bank at the meeting.

All actions requiring a vote of the shareholders must be taken at a meeting at which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each of Proposals 1, 3, and 4, approval requires that the votes cast “for” the proposal exceed the votes cast “against” it.

With respect to Proposal 2, the Company’s articles of incorporation and by-laws provide that, in an “uncontested election,” which is an election in which the number of nominees for director is less than or equal to the number of directors to be elected, a nominee for director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon. This means that the votes cast “for” a director nominee must exceed the votes cast “against” such nominee. If an incumbent nominee does not receive the required votes for election at the meeting, the Company’s by-laws require that the director immediately tender his or her resignation to the Board. The Board, through a process managed by the Board’s Nominating and Corporate Governance Committee (“NCGC”), will consider whether to accept the director’s offer of resignation and will publicly disclose its decision.

To be elected in a “contested election,” which is an election in which the number of nominees for director is greater than the number of directors to be elected, a nominee for director must receive a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

All proxies submitted will be tabulated by Computershare, the transfer agent for the Common Stock.

The enclosed proxy card also provides a method for shareholders to abstain from voting on each matter presented. By abstaining with respect to any of Proposals 1 through 4, shares will not be voted either “for” or “against” the subject proposal but will be counted for quorum purposes. Abstentions, therefore, will not affect the outcome of the vote on any of Proposals 1 through 4. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or other nominee (the “record holder”) along with a voting instruction form. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received a voting instruction from the beneficial owner and does not have discretionary voting power with respect to that item. Due to various regulatory requirements, brokers or other nominees may not exercise discretionary voting power on the election of directors, executive compensation or other non-routine matters. While brokers or other nominees might still be permitted to exercise discretionary voting power for Proposal 4 (the ratification of FORVIS MAZARS, LLP as our independent auditor), brokers and other nominees may not exercise discretionary voting power for Proposals 1 through 3 (number of directors, election of directors, and approval of executive compensation). As a result, if you do not provide specific voting instructions to your record holder, the record holder may not vote your shares on Proposals 1 through 3. Accordingly, it is particularly important that you provide voting instructions to your broker or other nominee so that your shares may be voted on the matters presented at the meeting.

If your shares are treated as a broker non-vote, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes will not be included in vote totals (neither “for” nor “against”). Therefore, with respect to Proposals 1 through 4, broker non-votes will not affect the outcome of the vote.

In the event a shareholder executes the proxy but does not mark the proxy to vote (or abstain) on any one or more of the proposals, the proxy will be voted “For” all of the director nominees in Proposal 2 and “For” Proposals 1, 3, and 4, as applicable. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this proxy statement, the Board has no knowledge of any such other matter which will come before the meeting. To obtain directions to attend the annual meeting of shareholders and vote in person, please contact Ed Bilek, Director of Investor and Media Relations, at investorrelations@simmonsbank.com or 501-263-7483.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth (except as otherwise indicated, as of February 7, 2025) (1) all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, (2) the number of shares of Common Stock owned by the named executive officers in the Summary Compensation Table, (3) the number of shares of Common Stock owned by each current director and director nominee (as reported by each director and nominee), and (4) the number of shares of Common Stock owned by all current directors and current executive officers as a group.

Name and Address of Beneficial Owner	Shares Owned Beneficially[a]	Percent of Class[b]
BlackRock, Inc.[c] 50 Hudson Yards New York, New York 10001	18,043,806	14.33%
The Vanguard Group[d] 100 Vanguard Blvd. Malvern, PA 19355	15,207,448	12.08%
Dimensional Fund Advisors LP[e] 6300 Bee Cave Road Building One Austin, TX 78746	6,566,353	5.21%
State Street Corporation[f] One Congress Street, Suite 1 Boston, MA 02114	6,940,079	5.51%
Robert A. Fehlman[g]	214,006	*
C. Daniel Hobbs	2,547	*
George A. Makris Jr.[h]	781,802	*
James M. Brogdon[i]	36,451	*
George A. Makris III[j]	43,103	*
Marty D. Casteel[k]	205,521	*
William E. Clark, II[l]	33,100	*
Steven A. Cossé[m]	88,762	*
Mark C. Doramus[n]	49,898	*
Edward Drilling	34,806	*
Eugene Hunt	31,430	*
Jerry Hunter	20,460	*
Susan Lanigan	27,273	*
Tom Purvis	35,740	*
Robert L. Shoptaw[o]	87,516	*
Julie Stackhouse	12,273	*
Russell W. Teubner[p]	114,666	*
Mindy West	21,134	*
All directors and officers as a group (22 persons)	1,813,282	1.44%

________________________

*       The shares beneficially owned represent less than 1% of the outstanding common shares.

[a]     Under the applicable rules, “beneficial ownership” of a security means, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security, or the right to acquire beneficial ownership of the security within 60 days (“exercisable stock options”). Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

[b]    The percentage of Common Stock beneficially owned was calculated based on the number of shares of Common Stock outstanding as of March 5, 2025.

[c]     Based solely on information as of December 31, 2023, contained in Amendment No. 2 to Schedule 13G, filed with the U.S. Securities and Exchange Commission (“SEC”) on January 23, 2024. These shares may be owned by one or more of the following entities controlled by BlackRock, Inc.: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which beneficially owns 5% or more of the shares of Common Stock outstanding), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.

[d]    Based solely on information as of December 29, 2023, contained in Amendment No. 10 to Schedule 13G, filed with the SEC on February 13, 2024, including that The Vanguard Group has shared investment power as to 238,601 shares, sole voting power as to 0 shares, and shared voting power as to 105,794 shares. These shares may be owned by The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts.

[e]     Based solely on information as of December 29, 2023, contained in Amendment No. 6 to Schedule 13G, filed with the SEC on February 9, 2024. These shares may be owned by investment companies, commingled funds, group trusts, and separate accounts for which Dimensional Fund Advisors LP or its subsidiaries serves as investment adviser, sub-adviser, and/or investment manager.

[f]     Based solely on information as of December 31, 2024, contained in Schedule 13G, filed with the SEC on February 5, 2025, including that State Street Corporation has shared investment power as to 6,940,079 shares, sole voting power as to 0 shares, and shared voting power as to 835,261 shares. These shares may be owned by one or more of the following entities controlled by State Street Corporation: SSGA Funds Management, Inc. (IA); State Street Global Advisors Europe Limited (IA); State Street Global Advisors Limited (IA); State Street Global Advisors Trust Company (IA); State Street Global Advisors, Australia, Limited (IA); and State Street Global Advisors, Ltd. (IA).

[g]    Mr. Fehlman owns of record 143,162 shares; 15,273 shares were held in his fully vested account in the Company’s 401(k) Plan; 1,851 shares were held in his account in the SFNC Employee Stock Purchase Plan; 52,220 shares were deemed held through exercisable stock options; and 1,500 shares were held by his daughter.

[h]    Mr. Makris, Jr. owns of record 34,331 shares; 581,167 shares are held jointly with his spouse; 9,270 shares are held in his IRA; 10,990 shares are held in his wife’s IRA; 12,000 shares held in a trust for his benefit; 1,016 shares were held in his fully vested account in the Company’s 401(k) Plan; 1,158 shares were held in his account in the SFNC Employee Stock Purchase Plan; and 131,870 shares were deemed held through exercisable stock options.

[i]     Mr. Brogdon owns of record 21,384 shares, and 15,067 are held jointly with his spouse.

[j]     Mr. Makris III owns of record 41,323 shares, and 1,780 shares are held by his spouse.

[k]    Mr. Casteel owns of record 169,091 shares; 8,766 shares are owned jointly with his wife; 22,434 shares are held in his fully vested account in the Company’s 401(k) Plan; and 5,230 shares are held in his account in the SFNC Employee Stock Purchase Plan.

[l]     Mr. Clark owns of record 30,100 shares, and 3,000 shares are owned jointly with his spouse.

[m]   Mr. Cossé owns 88,762 shares jointly with his spouse.

[n]    Mr. Doramus owns 49,898 shares jointly with his spouse.

[o]    Mr. Shoptaw owns of record 46,716 shares; 36,000 shares are held jointly with his spouse; and 4,800 shares are held in his IRA.

[p]    Mr. Teubner owns of record 19,668 shares; 64,572 shares are held in his IRA; 2,478 shares are held in his wife’s IRA; and 27,948 shares are held by Mr. Teubner’s foundation.

PROPOSAL 1 — FIX THE NUMBER OF DIRECTORS

At the 2024 annual shareholders’ meeting, the number of directors was set at fourteen (14), and the fourteen (14) nominees were elected. The Board has considered the number of directors that should serve on the Board for the ensuing year and has set the number of directors to be elected at the 2025 annual shareholders’ meeting at fourteen (14). The Board is presenting its decision to set the number of directors to be elected to the Board at the annual shareholders’ meeting at fourteen (14) to the shareholders for ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO RATIFY THE ACTION OF THE BOARD TO FIX THE NUMBER OF DIRECTORS AT FOURTEEN (14).

PROPOSAL 2 — ELECTION OF DIRECTORS

Each of the persons named below is presently serving as a director of the Company for a term which ends on May 7, 2025, or such other date upon which a successor is duly elected and qualified. The Board has evaluated the independence of each director serving on the Board and its audit, compensation, and nominating and corporate governance committees under applicable law and regulations and the NASDAQ listing standards. The table below summarizes the findings of the Board (and reflects the present composition of each of the named committees). The Board also determined that former directors Dean Bass, Jay Burchfield and W. Scott McGeorge, who did not stand for re-election at the 2024 annual shareholders’ meeting were independent during the period of 2024 when they served as directors.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Marty D. Casteel	Independent	*	*	*
William E. Clark, II	Independent	*	*	*
Steven A. Cossé	Independent	Independent	Independent	Independent
Mark C. Doramus	Independent	*	*	*
Edward Drilling	Independent	*	*	Independent
Eugene Hunt	Independent	*	*	*
Jerry Hunter	Independent	Independent	Independent	*
Susan Lanigan	Independent	Independent	Independent	Independent
George A. Makris, Jr.	Not Independent	*	*	*
Tom Purvis	Independent	*	*	Independent
Robert L. Shoptaw	Independent	Independent	Independent	Independent
Julie Stackhouse	Independent	*	*	*
Russell W. Teubner	Independent	*	*	*
Mindy West	Independent	Independent	Independent	*

________________________

*       The director is not a member of the Committee.

In the evaluation of Mr. Doramus’s independence, the Board considered investment banking and brokerage services provided to the Company and its subsidiaries by Stephens Inc., as well as insurance services provided to the Company and its subsidiaries by insurance agency affiliates of Stephens Inc. (Mr. Doramus is the Chief Financial Officer of Stephens Inc.). In each of these cases, the fees paid were below the independence thresholds of the NASDAQ listing standards, and the Board determined that the relationship did not interfere with the director’s ability to exercise independent judgment as a director of the Company.

The proxies hereby solicited will be voted for the election of the nominees shown below, as directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy may be exercised to vote for the election of a substitute or substitutes selected by the Board. Management has no reason to believe that any substitute nominee or nominees will be required.

The nominees possess a wide range of qualifications and perspectives that contribute to strong oversight. The tables below highlight each nominee’s skills, experience, and background, as well as certain demographic, diversity, and tenure information.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE BELOW-NAMED NOMINEES FOR ELECTION TO THE BOARD.

Marty D. Casteel

Mr. Casteel, 74, was elected to the Board in 2020. Until his retirement in 2020, Mr. Casteel was employed by the Company’s lead subsidiary, Simmons Bank, for over 30 years. During that time, he held various leadership roles, including serving as Simmons Bank’s Chairman, President, and Chief Executive Officer from 2013 to 2020. In addition, Mr. Casteel was a Senior Executive Vice President of the Company from 2013 to 2020. Mr. Casteel received a B.S.B.A. degree in Marketing from University of Arkansas in 1974. Mr. Casteel also served in the U.S. Army from 1974 to 1978.

Mr. Casteel has served on numerous boards during his career. He is currently a member of the boards of directors of Jefferson Regional Medical Center, the Arkansas Research Alliance, and the Arkansas Championship Trust, and he is a past member of the board of directors of the Economic Development Alliance of Jefferson County. He is also a past president of the Mortgage Bankers Association of Arkansas.

The Board believes that Mr. Casteel’s deep understanding of current and historical bank operations, as well as his experience as the Chairman, President, and Chief Executive Officer of Simmons Bank, provide needed skills and insight into the banking and financial services business conducted by the Company and its subsidiaries, including the assessment of lending and deposit activities, the management of financial regulatory affairs, the evaluation of bank policies and practices, and the mitigation of enterprise risks.

William E. Clark, II

Mr. Clark, 55, was elected to the Board in 2008. He is the Chief Executive Officer of Clark Contractors, LLC, a general contractor involved in commercial construction throughout the United States. Prior to the formation of Clark Contractors, LLC in 2009, he was employed by CDI Contractors from 1994 through 2009, where he served in various capacities culminating in his serving as Chief Executive Officer from 2007 to 2009. Mr. Clark received a B.S.B.A. degree in Business Management from the University of Arkansas in 1991.

He is a member of Fifty for the Future, a board member of CARTI, a past chairman of the UAMS Foundation Fund Board of Directors, a past President/Chairman for the UAMS Consortium, Arkansas Children’s Hospital Committee for the Future, and St. Vincent Foundation, a former member of the Young Presidents Organization, and a member of the Dean’s Executive Advisory Board for the Walton College of Business at the University of Arkansas and the Arkansas Executive Forum.

The Board believes that Mr. Clark’s experience within the commercial construction industry provides needed skills in the assessment of the construction industry utilized by the Company in setting policies involving the allocation of credit and lending priorities.

Steven A. Cossé

Mr. Cossé, 77, was elected to the Board in 2004. In 2013, he retired as President and Chief Executive Officer of Murphy Oil Corporation, a Fortune 500 company listed on the New York Stock Exchange (“NYSE”). Mr. Cossé has also previously served as the Executive Vice President and General Counsel for Murphy Oil Corporation. He had served as General Counsel since 1991 and had also previously served as Senior Vice President, Vice President and Principal Financial Officer. Prior to joining Murphy Oil Corporation as General Counsel, he served for eight years as General Counsel for Ocean Drilling & Exploration Company in New Orleans, Louisiana, a NYSE-listed, majority-owned subsidiary of Murphy Oil Corporation. Mr. Cossé received a B.A. degree in Government from Southeastern Louisiana University in 1969 and a Juris Doctorate degree from Loyola University in 1974.

Mr. Cossé also currently serves on the boards of South Arkansas Regional Hospital and SHARE Foundation. He is a former member of the board of directors of Murphy Oil Corporation, the Board of Trustees of Loyola University New Orleans, and he is past chairman of the South Arkansas Chapter of the American Red Cross. Mr. Cossé is a member of the Louisiana Bar Association, Arkansas Bar Association, and Union County Bar Association.

The Board believes that Mr. Cossé’s experience as an executive officer, general counsel and principal financial officer provides needed skills in the assessment of the oil industry utilized by the Company in setting policies involving the allocation of credit and lending priorities and in the legal, financial and general business issues facing publicly traded companies.

Mark C. Doramus

Mr. Doramus, 66, was elected to the Board in 2015. He serves as Chief Financial Officer of Stephens Inc. (“Stephens”), an independent financial services firm headquartered in Little Rock, Arkansas. He has served in several capacities at Stephens, including in the corporate finance department from 1988 to 1994, Assistant to the President from 1994 to 1996, and Chief Financial Officer since 1996.

He began his career in 1980 with Arthur Andersen & Co. in Dallas, Texas, where he worked as a Certified Public Accountant. He joined the Dallas, Texas, office of Trammell Crow Company in 1983, where he worked until he joined Stephens in 1988.

Mr. Doramus was a member of the CHI St. Vincent Infirmary Board of Directors from 2007 to 2016, serving as chairman from 2012 to 2014. Mr. Doramus was a member of the University of Arkansas at Little Rock Board of Visitors from 2004 to 2016. Mr. Doramus served on the Winthrop Rockefeller Foundation board from 2004 to 2009, serving as Chairman in 2009.

Mr. Doramus graduated from Rhodes College in Memphis, Tennessee, with a B.A. degree in Economics and Business in 1980 and received his M.A. degree in Real Estate and Regional Science from Southern Methodist University in Dallas, Texas, in 1982.

The Board believes that Mr. Doramus’s experience in accounting and the financial services industry provides needed skills for assisting in the management of the Company’s business, including risk management, internal controls, and capital management.

Edward Drilling

Mr. Drilling, 69, was elected to the Board in 2008. In 2020, he retired as Senior Vice President of External and Regulatory Affairs for AT&T. He joined AT&T (then Southwestern Bell Telephone Company) in 1979 and served in various operations positions including customer service, sales and marketing, and the external affairs organization. He was named President of AT&T’s Arkansas Division in 2002 and was appointed as AT&T’s Senior Vice President of External and Regulatory Affairs for all fifty states in 2017. Mr. Drilling received a B.S. degree in Marketing from the Walton College at the University of Arkansas in 1978 and graduated from the Emory University Advanced Management Program in 1991. In 2022, he completed the Berkeley Law executive education program “ESG: Navigating the Board’s Role”.

Mr. Drilling has served on numerous boards over the last 40 years, including as past chairman of the Arkansas State Chamber of Commerce, Arkansas Children’s Hospital Board of Trustees, University of Arkansas Board of Advisors, former president of the Little Rock Chamber of Commerce Board of Directors, UAMS Arkansas BioVentures Advisory Board, founding member of the Arkansas Research Alliance, former president of Fifty for the Future, and former vice chairman of the Arkansas Economic Development Commission. He also currently serves on the Arkansas Game and Fish Foundation Board and the Nature Conservancy Board.

The Board believes that Mr. Drilling’s experience as an executive within the telecommunication and information technology industry (having participated in various industry transitions, mergers and technology changes) provides needed skills in the assessment of the technology risks of the Company and the security measures to address these risks, as well as valuable insights involving the executive management of a large, highly-regulated enterprise.

Eugene Hunt

Mr. Hunt, 79, was elected to the Board in 2009. He is an attorney in private practice in Pine Bluff, Arkansas. Mr. Hunt began his practice in 1972 and has thereafter been involved in the active practice of law within Arkansas, primarily in southeast Arkansas. He served as Judge on the Arkansas Court of Appeals from August through December 2008 and has also previously served as a Special Circuit Judge and Special Justice on the Arkansas Supreme Court. Additionally, he served as Director of the Child Support Enforcement Unit, Jefferson County, Arkansas from 1990 to 2001. Mr. Hunt received a B.A. degree in History and Government from Arkansas AM&N College in 1969 and a Juris Doctorate degree from the University of Arkansas Law School in 1971.

Mr. Hunt also serves on the boards of The Economic Development Corporation of Jefferson County, Arkansas; Jefferson Hospital; and Youth Partners. He has also been involved with the Arkansas Ethics Commission, Jefferson County United Way, and the Arkansas Criminal Code Revision Commission. He is a Life Member of the NAACP and has served as an NAACP Legal Defense Fund Affiliate Attorney since 1978.

The Board believes that Mr. Hunt’s experience as an attorney and his long-term familiarity with the business and social environment in southeastern Arkansas provide needed skills in, and insight into, the small business and consumer needs of the Company’s banking customers in one of its major markets, southeastern Arkansas.

Jerry Hunter

Mr. Hunter, 72, was elected to the Board in 2017. He is Senior Counsel in the Commercial Litigation and Labor & Employment Law Client Service Groups of the international law firm Bryan Cave Leighton Paisner LLP, where he previously was a partner from 1994 until 2020. Mr. Hunter previously served as Labor Counsel for the Kellwood Company, Director of the Missouri Department of Labor and Industrial Relations, and General Counsel of the National Labor Relations Board. Mr. Hunter received a bachelor’s degree in History and Government with a minor in Mathematics from the University of Arkansas at Pine Bluff in 1974 and a Juris Doctor degree from Washington University School of Law in St. Louis, Missouri in 1977. Mr. Hunter also attended the Program for Senior Executives in State and Local Government at the John F. Kennedy School of Government, Harvard University in 1987.

On November 14, 2022, Mr. Hunter was elected to the Board of Directors of Missouri-American Water Company. Mr. Hunter has served on the boards of the Kellwood Company, Boys Hope Girls Hope International, Associated Industries of Missouri, St. Louis Regional Convention and Sports Complex Authority, U.S. Congress Office of Compliance, American Arbitration Association, Maryville University, the U.S. Senate Small Business Committee Advisory Council, and Washington University Law School Board of Advisors.

The Board believes that Mr. Hunter’s experience as an attorney in senior-level governmental and private-sector roles, as well as his deep knowledge of labor and employment matters, provide needed skills and insight into the legal and regulatory environment in which the Company operates.

Susan Lanigan

Ms. Lanigan, 62, was elected to the Board in 2017. She is on the Board of Directors of Kirkland’s Inc. (a Nasdaq-listed company), where she chairs the Compensation Committee. She previously served on the Board of Directors of Vi-Jon, Inc., where she chaired the Nominating Committee until December 31, 2022.

Ms. Lanigan previously served as Executive Vice President and General Counsel of Chico’s FAS, Inc. (then a NYSE-listed company) from May 2016 until her retirement in July 2018. She also served as Chair of the Tennessee Education Lottery Commission, a position to which she was appointed by the Governor of the State of Tennessee and approved by the State Legislature, from 2014 to 2021. Prior to that, she was Executive Vice President and General Counsel of Dollar General Corporation (a NYSE-listed company) (“Dollar General”), a Fortune 200 company, where she worked from July 2002 until May 2013. Prior to joining Dollar General, Ms. Lanigan served as Senior Vice President and General Counsel of Zale Corporation. She started her career as a litigation attorney for Troutman Sanders, LLP (now Troutman Pepper Locke LLP) in Atlanta, GA. Ms. Lanigan received her undergraduate degree from the University of Georgia and her law degree from the University of Georgia School of Law.

The Board believes that Ms. Lanigan’s experiences as a senior executive officer and general counsel, and as a board member, of large corporations provide needed skills and insight in addressing legal, governance, and general business issues facing publicly traded companies.

George A. Makris, Jr.

Mr. Makris, Jr., 68, was elected to the Board in 1997. He currently serves as Chairman and Chief Executive Officer of the Company, as well as the Chairman and Chief Executive Officer of the Company’s lead subsidiary, Simmons Bank. Except for a two-year period from January 1, 2023 through December 31, 2024, during which time he served as the Executive Chairman and Chairman of the Board of the Company and Simmons Bank, Mr. Makris, Jr. has served as Chairman and Chief Executive Officer of the Company since joining the Company on January 2, 2013. Prior to his employment by the Company, Mr. Makris, Jr. had been employed by M. K. Distributors, Inc. since 1980 and had served as its President since 1985. Mr. Makris, Jr. previously served as a member of the Board of Directors of Worthen National Bank — Pine Bluff and its successors from 1985 to 1996 and served as Chairman of the Board from 1994 to 1996. Mr. Makris, Jr. received a B.A. degree in Business Administration from Rhodes College in 1978 and an M.B.A. from the University of Arkansas in 1980.

Mr. Makris, Jr. also serves as a member of the Board of Trustees of Jefferson Regional Medical Center and the Board of Visitors of the University of Arkansas at Little Rock. In 2023, he represented the Eighth District of the Federal Reserve on the Federal Advisory Council to the Federal Reserve Board. He is a past Chairman of the Board of Directors of The Economic Development Corporation of Jefferson County, Arkansas. He has previously served as Chairman of the Board of Trustees of the Arts and Science Center for Southeast Arkansas, Chairman of the Board of Directors of the Economic Development Alliance for Jefferson County, Chairman of the Board of Directors of the Greater Pine Bluff Chamber of Commerce, Chairman of the King Cotton Classic Basketball Tournament, Chairman of the Board of Trustees of Trinity Episcopal School, a director of the Wholesale Beer Distributors of Arkansas, a director of the National Beer Wholesalers Association, a director of CHI St. Vincent. and a member of the Board of Visitors of the University of Arkansas at Pine Bluff and the University of Arkansas for Medical Sciences, College of Medicine.

The Board believes that Mr. Makris, Jr.’s experience as the Chairman and Chief Executive Officer of the Company and former Executive Chairman and Chairman of the Board of the Company, and his experience as a business executive and long-term resident of central and southeastern Arkansas provide needed skills and insight into the banking and financial services business conducted by the Company as well as the executive management of a successful business enterprise.

Tom Purvis

Mr. Purvis, 66, was elected to the Board in 2017. He is a partner in a number of real estate development entities and is a partner in L2L Development Advisors, LLC. His career has spanned over 40 years in real estate and related services. Mr. Purvis previously served on the Board of Directors of First Texas BHC, Inc., which was acquired by the Company in 2017.

Mr. Purvis currently serves as a director of the Fort Worth Zoo, Fort Worth Streams and Valleys, and Fort Worth Tax Increment Financing District. He attended the Business College at the University of Texas and Texas Christian University, where he received a B.B.A. degree in 1982.

The Board believes that Mr. Purvis’s experience in real estate development and financing provides needed skills for analyzing the real estate industry and setting policies involving the allocation of credit and lending priorities within the Texas and other geographic markets of the Company.

Robert L. Shoptaw

Mr. Shoptaw, 78, was elected to the Board in 2006. Mr. Shoptaw retired as President of Arkansas Blue Cross Blue Shield (“ABCBS”), a mutual health insurance company, in 2008, terminating his 39 years of service to that organization. During the 1970’s and 1980’s, he served in various management and executive capacities with a primary focus in medical services management, professional relations, and government programs administration (Medicare administrative operations). In 1987, Mr. Shoptaw became the Executive Vice President and Chief Operating Officer of ABCBS and was named President and Chief Executive Officer in 1994. After retiring as President and Chief Executive Officer in 2008, he served as Chairman of the Board of Directors of ABCBS from 2009 to 2016. Thereafter, he continued on the ABCBS Board of Directors and served as Chairman of the Audit Committee until March of 2022.

Mr. Shoptaw received a B.A. in Economics from Arkansas Tech University in 1968, an M.B.A. from Webster University in Business Administration and Health Services Management and completed the Advanced Management Program at Harvard University Business School in 1991.

Mr. Shoptaw currently serves as Chairman of the board of commissioners of the Little Rock Metrocentre Improvement District. In the recent past, he served as a founding board member of the Arkansas Research Alliance, chaired the Board of Visitors of the University of Arkansas College of Medicine, and completed a 20-year tenure on the board of the Arkansas Center for Health Improvement.

The Board believes that Mr. Shoptaw’s experience and past performance as the president of a large mutual health insurance company provide needed skills and insight into the health care industry and the financial and executive management of a large, successful business enterprise.

Julie Stackhouse

Ms. Stackhouse, 66, was elected to the Board in 2021. In 2020, she retired as an Executive Vice President at the Federal Reserve Bank of St. Louis, where she was responsible for bank regulation, including supervision of bank holding companies and state member banks, as well as discount window lending, community development, and learning innovation functions. Prior to joining the Federal Reserve Bank of St. Louis in 2002, Ms. Stackhouse held managerial roles at the Federal Reserve Banks of Kansas City and Minneapolis. Ms. Stackhouse graduated summa cum laude from Drake University in 1980 with a B.S. degree.

Ms. Stackhouse currently serves on the City of Fort Collins Planning and Zoning Commission, the board of the League of Women Voters of Larimer County, the audit committee of the Colorado State University Foundation, the audit committee of Friendship Bridge, and the Conference of State Bank Supervisors’ State Banking Department Accreditation Review Team.

The Board believes that Ms. Stackhouse’s extensive financial regulatory experience, deep knowledge of financial operations and risks, and leadership roles within government organizations provide needed skills and insight to assist in the oversight of legal, regulatory, compliance, and other matters associated with a large financial institution.

Russell W. Teubner

Mr. Teubner, 68, was elected to the Board in 2017. He was the Co-Founder and Chief Executive Officer of HostBridge Technology, LLC, a computer software company, for 20 years. Following the acquisition of HostBridge Technology, LLC by Broadcom, Inc. in 2022, Mr. Teubner now serves as a Distinguished Engineer within Broadcom’s Mainframe Software Division. Mr. Teubner previously served as a Chairman of Southwest Bancorp, Inc., which was acquired by the Company in 2017.

The Stillwater, Oklahoma, Chamber of Commerce honored Mr. Teubner as Citizen of the Year in 1992, Small Business Person of the Year in 1991 – 92, and Small Business Exporter of the Year in 1992 – 93. In 1997, Oklahoma State University (OSU) named Mr. Teubner as a recipient of its Distinguished Alumni award. During 1996 and 1997 he served on the Citizen’s Commission on the Future of Oklahoma Higher Education. In 1998, he was inducted into the OSU College of Business Hall of Fame. Currently, he serves on the Board of Advisors of the OSU Innovation Foundation and its commercialization subsidiary, Cowboy Technology. In 2019, the Governor of Oklahoma appointed him to serve on the Board of the Oklahoma Center for the Advancement of Science and Technology (OCAST). In 2022, the Governor of Oklahoma appointed him to serve on the Oklahoma Broadband Governing Board. Mr. Teubner is a past director of the Oklahoma City branch of the Federal Reserve Bank of Kansas City.

The Board believes that Mr. Teubner’s experience in the technology industry provides needed skills for assessing the role of information technology within the Company and its subsidiaries, as well as addressing technology-related risks within the financial industry.

Mindy West

Ms. West, 56, was elected to the Board in 2017. She currently serves as the Executive Vice President and Chief Operating Officer at Murphy USA Inc., a NYSE-listed retailer of gasoline products and convenience store merchandise and has held that role since February 2024. From August 2013 to February 2024, she served as the Executive Vice President, Chief Financial Officer and Treasurer for Murphy USA Inc. (and, in addition to those duties, served as Executive Vice President of Fuels from June 2018 to February 2024). Ms. West was previously employed by Murphy Oil Corporation, joining the company in 1996 and holding positions in accounting, employee benefits, planning and investor relations. She was Murphy Oil Corporation’s Director of Investor Relations from July 2001 until December 2006 and its Vice President and Treasurer from January 2007 until August 2013, when she joined Murphy USA Inc. Ms. West holds a bachelor’s degree in Finance from the University of Arkansas and a bachelor’s degree in Accounting from Southern Arkansas University. She is a Certified Public Accountant (Inactive) and a Certified Treasury Professional. Ms. West also currently serves on the Board of Directors of SHARE Foundation of El Dorado, Arkansas, the Board of Directors of the Razorback Foundation, and its executive committee, as well as the Board of Directors of Ducks Unlimited Inc. and Wetlands America Trust, where she serves on the finance committee and board governance committee. Ms. West serves on the Natural State Advisory Council and is a former member of the South Arkansas University Business Advisory Council.

The Board believes that Ms. West’s experience in accounting and finance, as well as her leadership roles in large, public companies, provide needed skills for assisting in the oversight of the Company’s business, including audit, risk management, internal controls and capital management.

The table below sets forth the name, age, principal occupation or employment during the last five years, and prior service as a director of the Company with respect to each director nominee proposed:

Name	Age	Principal Occupation	Director Since
Marty D. Casteel	74	Retired SEVP of the Company; Retired Chairman, President and CEO of the Bank	2020
William E. Clark, II	55	Founder and CEO, Clark Contractors, LLC (Construction)	2008
Steven A. Cossé	77	Retired President and CEO Murphy Oil Corporation	2004
Mark C. Doramus	66	Chief Financial Officer, Stephens Inc. (Financial Services)	2015
Edward Drilling	69	Retired SVP of External and Regulatory Affairs, AT&T Inc.	2008
Eugene Hunt	79	Attorney, Hunt Law Firm	2009
Jerry Hunter	72	Senior Counsel, Bryan Cave Leighton Paisner LLP	2017
Susan Lanigan	62	Retired EVP & General Counsel, Chico’s FAS, Inc.	2017
George A. Makris, Jr.	68	Chairman and Chief Executive Officer of the Company and the Bank	1997
Tom Purvis	66	Partner, L2L Development Advisors, LLC (Real Estate)	2017
Robert L. Shoptaw	78	Retired Executive, Arkansas Blue Cross and Blue Shield	2006
Julie Stackhouse	66	Retired Executive Vice President, Federal Reserve Bank of St. Louis	2021
Russell W. Teubner	68	Distinguished Engineer, Broadcom, Inc.	2017
Mindy West	56	Executive Vice President and Chief Operating Officer, Murphy USA Inc. (Retailer of Gasoline Products and Convenience Store Merchandise)	2017

Committees and Related Matters

During 2024, the Executive Committee, which was composed of Steven Cossé (Chair), Jay D. Burchfield (until April 23, 2024), Marty Casteel, Mark Doramus, Susan Lanigan, George A. Makris, Jr. (as of March 15, 2024), Robert Shoptaw, and Mindy West, met 4 times.

During 2024, the Audit Committee was composed of Robert L. Shoptaw (Chair), Jay D. Burchfield (from January 23, 2024 until April 23, 2024), Steven Cossé, Jerry Hunter, Susan Lanigan (as of February 29, 2024), and Mindy West (Vice Chair). The Board has determined that Messrs. Shoptaw and Cossé, along with Ms. West, constitute financial experts on the Audit Committee. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2024, this committee met 9 times.

The Compensation Committee, which was composed of Jay Burchfield (Chair until February 29, 2024; member until April 23, 2024), Susan Lanigan (Chair as of February 29, 2024), Steven Cossé, Jerry Hunter, Robert L. Shoptaw, and Mindy West, met 6 times during 2024.

The NCGC, which was composed of Steven Cossé (Chair), Edward Drilling, Susan Lanigan, Tom Purvis, and Robert L. Shoptaw, met 4 times during 2024.

The Risk Committee, which was composed of Mark C. Doramus (Chair), Marty Casteel, Edward Drilling, Eugene Hunt, Tom Purvis, and Julie Stackhouse, met 4 times during 2024.

The Company encourages all Board members to attend the annual shareholders’ meeting. Historically, the directors of the Company and its subsidiaries are introduced and acknowledged at the annual shareholders’ meeting. All fourteen of the directors who stood for election at the 2024 annual shareholders’ meeting (and the three directors who did not stand for reelection) attended the Company’s 2024 annual shareholders’ meeting.

The Board met 8 times during 2024, including regular and special meetings. All incumbent directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees on which, and during the time period in which, they served.

Board Leadership Structure

The Company’s Corporate Governance Principles do not mandate the separation of the offices of Chairman of the Board and Chief Executive Officer. Currently and for most of the last several decades, the offices of Chairman of the Board and Chief Executive Officer were held by the same person. From January 1, 2023 through the end of 2024, the offices of Chairman and Chief Executive Officer were held by different persons. Specifically, Robert Fehlman served as Chief Executive Officer, and George Makris, Jr. served as Executive Chairman and Chairman of the Board. In connection with Mr. Fehlman’s resignation from his position as Chief Executive Officer, effective January 1, 2025, the Board decided to return to a unified leadership structure. Given our current operating environment and operating strategies, we believe having a combined Chairman of the Board and Chief Executive Officer, as well as having a Lead Director, is the most appropriate structure for the Company and its shareholders at this time. The Board believes this structure demonstrates clear leadership to the Company’s employees, shareholders, and other interested parties.

In addition, to provide independent oversight of management and open communication, Steven Cossé has served as Lead Director and Chair of the Executive Committee for a number of years, including while the roles of Chairman of the Board and Chief Executive Officer were separated in 2023 and 2024. Following the combination of the Chairman of the Board and Chief Executive Officer roles in 2025, Mr. Cossé has continued to serve as Lead Director and Chair of the Executive Committee. Mr. Cossé, as independent Lead Director, chairs executive sessions of the Board conducted without management. These sessions are generally held in connection with regularly scheduled Board meetings. Management also periodically meets with the Lead Director to discuss Board and Executive Committee agenda items, and the Lead Director serves as a liaison between the Chairman of the Board and the independent directors.

The Board believes that it is in the best interest of the Company to provide flexibility in the Company’s leadership structure to address differences in the Company’s operating environment as well as differences in the experience, skills, and capabilities of the executive management team serving the Company from time to time. While the Board believes the unification of the Chairman of the Board and Chief Executive Officer positions is currently in the Company’s and shareholders’ best interests, the Board is authorized to separate these positions should circumstances change in the future.

Codes of Ethics

Code of Ethics — General.    The Company has adopted a general Code of Ethics applicable to all directors, advisory directors, officers, and associates of the Company. The Code of Ethics is designed to promote conducting the business of the Company in accordance with the highest ethical standards of conduct and to promote the ethical handling of conflicts of interest, full and fair disclosure, and compliance with laws, rules, and regulations. Additionally, under the Code of Ethics, directors, advisory directors, officers, and associates who learn of a business opportunity in the course of their service for the Company generally cannot appropriate that opportunity for themselves or for others, but must allow the Company to take advantage of the opportunity. The Company’s Code of Ethics is designed to provide guidance and resources to help ensure that:

•        The Company and its directors, advisory directors, officers, and associates comply with applicable laws and regulations;

•        The Company’s assets are used efficiently and appropriately;

•        Confidential and proprietary information is protected;

•        The Company’s directors, advisory directors, officers, and associates comply with the Company’s Insider Trading Policy, as well as the laws, rules, and regulations that regulate transactions in the Company’s stock;

•        Inappropriate gifts or favors are not accepted; and

•        Actual or perceived conflicts of interest are appropriately addressed.

Any material departure from a provision of the Code of Ethics by a director, advisory director, officer, or associate may be waived by the Ethics Committee (in the case of an officer or associate (other than an executive officer)) or the NCGC (in the case of a director, advisory director, or executive officer) and shall, as appropriate, be reported to the Board, and any such waiver will be promptly disclosed on its website to the extent required by applicable law, rule, or regulation. The Company will disclose any amendments with respect to its Code of Ethics on its website.

Code of Ethics for Finance Group.    The Board has adopted a separate Finance Group Code of Ethics that supplements the Code of Ethics and applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, and all other officers and associates in the Finance and Accounting, Treasury, and Tax Departments of the Company and its subsidiaries. To the extent required by applicable law, rule, or regulation, the Company will disclose any amendments or waivers with respect to its Finance Group Code of Ethics on its website.

Both of these Codes of Ethics may be found on the Company’s website at www.simmonsbank.com within the “Investor Relations” page under “ESG — Governance — Governance Documents”.

Insider Trading Policy

The Company has adopted an Insider Trading Policy governing, among other thing, the purchase, sale, and/or other dispositions of Company securities by directors, officers, and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and NASDAQ listing standards. A copy of the Company’s Insider Trading Policy is included as an exhibit to the Company’s annual report on Form 10-K filed with the SEC on February 27, 2025.

Transactions with Related Persons

From time to time, the Bank and such other banking subsidiaries of the Company as are, or may have been, in operation from time to time, have made loans and other extensions of credit to directors, officers, employees, members of their immediate families, and certain other related interests; and from time to time directors, officers, employees, members of their immediate families, and certain other related interests have placed deposits with these banks. These loans, extensions of credit, and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. The Company generally considers banking relationships with directors and their affiliates to be immaterial and as not affecting a director’s independence so long as the terms of the credit relationship are similar to those with other comparable borrowers not related to the Company.

In assessing the impact of a credit relationship on a director’s independence, the Company deems any extension of credit which complies with Federal Reserve Regulation O to be consistent with director independence. The Company believes that normal, arm’s-length banking relationships entered into in the ordinary course of business do not affect a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the subsidiary bank of the Company with other persons not related to the Company. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred, nor may any such loans be classified or disclosed as non-accrual, past due, restructured, or a potential problem loan. The Company’s Board will review any credit to a director or his or her affiliates that is criticized by internal loan review or a bank regulatory agency in order to determine the impact that such classification may have on the director’s independence.

An immediate family member of George A. Makris, Jr., Chairman of the Board and Chief Executive Officer, is employed by the Company. In 2024, Mr. Makris, Jr.’s son, George A. Makris III, served as Executive Vice President, General Counsel, and Secretary and received cash and equity compensation as set forth in the Summary Compensation Table. Such compensation is determined on a basis consistent with the Company’s human resources policies and is reviewed and approved by the Compensation Committee.

Policies and Procedures for Approval of Related Party Transactions

Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interest of the Company and its shareholders. The Company’s Code of Ethics and Related Party Transactions Policy address matters concerning related party business dealings. Management carefully reviews all proposed related party transactions, other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arm’s-length transaction with an unrelated third party. Management reports to the NCGC on proposed material related party transactions. Upon the presentation of a proposed related party transaction to the NCGC, the related party is excused from participation in discussion and voting on the matter. The NCGC (or, as applicable, the Compensation Committee) also periodically reviews ongoing related party transactions.

Role of Board in Risk Oversight

The Board has responsibility for the oversight of risk management. The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps being taken to monitor and manage them.

While the Board is ultimately responsible for risk oversight, the Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Risk Committee assists the Board in assessing and managing the various risks of the Company (including, among others, asset, liability, liquidity, and credit risks, as well as certain risks associated with fraud, third-party vendors, cybersecurity, and information technology). To aid the Risk Committee in its responsibilities, Company management has formed an Enterprise Risk Management Committee of senior executives and has allocated responsibilities for the administration of the risk management program to the Company’s chief risk officer. The Board has adopted a charter for the Risk Committee that outlines its duties.

The Audit Committee, composed of independent directors, focuses on financial risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company’s policies with respect to financial risk assessment and management, including risks related to fraud and liquidity. The Compensation Committee, also composed of independent directors, focuses on the oversight of risks associated with compensation policies and programs.

Additional Governance and Ethics Considerations

•        The Company’s directors possess a variety of skills, experiences, and knowledge that provide for diverse perspectives.

•        Thirteen out of fourteen Company directors are independent, and all members of our Audit Committee, Compensation Committee, and NCGC are independent.

•        The Company has a strong, independent lead director who chairs the Executive Committee and presides over executive sessions of the Board.

•        The Board periodically meets in executive sessions with only its independent directors.

•        The Board and each of its committees may engage outside advisors when and as appropriate.

•        The Company maintains anti-hedging and anti-pledging policies for directors and certain employees.

•        The Company maintains stock ownership policies for directors and executive officers.

•        The Company maintains a resignation policy for directors in the event they do not receive a majority of votes cast in an uncontested director election.

•        Each share of Common Stock has equal voting rights with one vote per share.

•        All Company directors are elected annually.

•        Directors undertake annual self-assessments of the Board and its Committees to evaluate how each of those bodies is functioning.

•        We believe in, and believe we maintain, a culture that promotes integrity and compliance with laws and regulations.

•        The Company’s associates are required to undertake annual compliance training on a variety of important policies, procedures, and regulations, including, among others, anti-money laundering (BSA/AML) and corruption training, Regulation O training, Fair Lending training, Community Reinvestment Act training, and anti-bribery training. In addition, multiple ethics courses have also been distributed from time to time across the organization with several topics targeting specific roles.

•        We maintain a Code of Ethics designed to promote conducting the business of the Company in accordance with the highest ethical standards of conduct and to promote the ethical handling of conflicts of interest, full and fair disclosure, and compliance with laws, rules, and regulations. All associates are required to read and acknowledge the code each year.

•        We maintain a whistleblower policy that is designed to provide associates with a way to report to the Company activity that is considered to be illegal, dishonest, or fraudulent. The whistleblower program includes telephone and web-based reporting channels. The whistleblower policy addresses protections for whistleblowers, including maintaining, to the extent possible, confidentiality and restrictions concerning retaliation. The policy also provides for certain Board reporting and oversight.

•        We also maintain a Related Party Transactions Policy to address matters with respect to related party business dealings.

Policy Regarding Employee, Officer and Director Hedging and Pledging

We have a policy that prohibits directors of the Company or any of its affiliates, as well as officers of those entities who are at least senior vice presidents, from engaging in transactions (including, without limitation, prepaid variable forward contracts, short sales, call or put options, equity swaps, collars, units of exchange funds, and other derivatives) that are designed to hedge or offset, or that may reasonably be expected to have the effect of hedging or offsetting, a decrease in the market value of any Company securities. In addition, such persons are prohibited from pledging, hypothecating, or otherwise encumbering Company securities as collateral for indebtedness. Any exception to the policy requires the prior approval of the NCGC.

Communication with Directors

Shareholders may communicate directly with the Board by sending correspondence to the address shown below. If the shareholder desires to communicate with a specific director, the correspondence should be addressed to such director. Correspondence addressed to the Board will be forwarded to the Chairman of the Board for review. The receipt of the correspondence and the nature of its content will be reported at the next Board (or appropriate committee of the Board) meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to such director promptly after receipt by the Company. Each such director shall review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting so that the appropriate action, if any, may be taken.

Correspondence should be addressed to:	Simmons First National Corporation
Board of Directors
Attention: (Chairman or Specific Director)
P. O. Box 7009
Pine Bluff, Arkansas 71611

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The NCGC is currently composed of Steven Cossé (Chair), Edward Drilling, Susan Lanigan, Tom Purvis, and Robert L. Shoptaw. The Board appoints each member of the NCGC and has determined that each member is, and each member who served during 2024 was, independent in accordance with the NASDAQ listing rules. A function of the NCGC regarding nominations is to identify and recommend individuals to be presented for election or re-election as directors of the Company.

Director Nominations and Qualifications

The Board is responsible for recommending nominees for directors to the shareholders for election at the annual shareholders’ meeting. The Board has delegated the identification and evaluation of proposed director nominees to the NCGC. The NCGC charter, which is available for review within the “Investor Relations” page of the Company’s web site, www.simmonsbank.com (under “ESG — Governance — Governance Documents”), the Company’s by-laws, and certain corporate governance principles and procedures govern the nominations and criteria for proposing or recommending proposed nominees for election and re-election to the Board and its subsidiaries.

The identification of potential directors and the evaluation of existing and potential directors is a continuing responsibility of the NCGC. The NCGC has not retained any third party to assist it in performing its duties. A proposed director may be recommended to the Board at any time; however, director nominations by shareholders must be made in accordance with the procedures set forth in the Company’s by-laws and described in this proxy statement under the heading “Proposals for 2026 Annual Meeting.”

The NCGC has not set any minimum qualifications for a proposed nominee to be eligible for recommendation to be elected as a director of the Company. The corporate governance principles provide that the NCGC shall consider the following criteria, without any specified priority or weighting, in evaluating proposed nominees for director:

• Geographic location of residence and business interests	• Type of business interests
• Age	• Business and financial expertise
• Community involvement	• Leadership profile
• Ability to think independently	• Personal and professional ethics and integrity
• Ability to fit with the Company’s corporate culture	• Equity ownership in the Company

The NCGC has no specific quotas for diversity. In evaluating potential nominees to serve as a director for the Company or the Bank, under the criteria set forth above, the NCGC seeks nominees with diverse business and professional experience, skills, and gender, age, place of residence, and ethnic/racial backgrounds, as appropriate, in light of the current composition of the boards. Additionally, the NCGC seeks geographical diversity and insights into its local and regional markets by primarily seeking potential director nominees who reside within the markets in which the Company has a significant business presence.

Recommendations from Shareholders

The NCGC will consider individuals recommended by shareholders for service as a director with respect to elections to be held at an annual meeting. In order for the NCGC to consider nominating a shareholder-recommended individual for election at the annual meeting, the shareholder must recommend the individual in sufficient time for consideration and action by the NCGC. While no specific deadline has been set for notice of such recommendations, recommendations provided to the NCGC by a shareholder on or before November 14, 2025 (for the 2026 Annual Meeting of Shareholders) should provide adequate time for consideration and action by the NCGC prior to the December 31, 2025, anticipated deadline for reporting proposed nominations to the Board. Recommendations submitted after such date will be considered by the NCGC, but no assurance can be made that such consideration will be completed and committee action taken by the NCGC in time for the next annual shareholders’ meeting.

The Chairman of the Board, other directors, and executive officers may also recommend director candidates to the NCGC. The committee will evaluate individuals recommended by shareholders, the Chairman of the Board, other directors, and executive officers against the same criteria, described above, used to evaluate other nominees.

Annual Self-Evaluations

Board effectiveness remains a key area of focus for us. In furtherance of that goal and in accordance with the Company’s Corporate Governance Principles, the Board, with the oversight of the NCGC, undertakes annual Board and committee self-evaluation processes that involve each director completing detailed questionnaires that assist in the assessment of the performance of the Board, its Audit, Compensation, Nominating and Corporate Governance, and Risk committees, and their members. The NCGC reports its findings to the Board following completion of the evaluations and oversees any needed follow-up action.

Compensation Committee Interlocks and Insider Participation

During 2024, the Compensation Committee was composed of Jay Burchfield (Chair) (through April 22, 2024), Steven Cossé, Jerry Hunter, Susan Lanigan (Chair, beginning April 23, 2024), Robert L. Shoptaw, and Mindy West, none of whom were employed by the Company. In addition, none of the committee members were formerly officers of the Company.

Compensation Committee Processes and Procedures

Decisions regarding the compensation of the executive officers are generally made by the Compensation Committee, which has adopted a charter that is available for review within the “Investor Relations” page of the Company’s web site, www.simmonsbank.com (under “ESG — Governance — Governance Documents”). Specifically, the Compensation Committee has strategic responsibility for a broad range of issues, including the Company’s compensation program to compensate key management employees effectively and in a manner consistent with the Company’s stated compensation strategy and the requirements of the appropriate regulatory bodies. The Board appoints each member of the Compensation Committee and has determined that each member is, and each member who served during 2024 was, independent in accordance with the NASDAQ listing rules.

The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs and certain employee benefits, subject to final action by the Board in certain cases. Typically, during the first quarter of each calendar year, the committee undertakes a specific review focusing on performance and awards for the most recently completed fiscal year and the completion of the process of setting the performance goals for the incentive compensation programs for the current year.

To assist in meeting the objectives outlined above, Pearl Meyer & Partners, LLC, a compensation and benefits consulting firm, has been retained to advise the Compensation Committee on a regular basis concerning the Company’s compensation programs. The committee engaged the consultant to provide general compensation consulting services, including executive and director compensation. In addition, the consultant may perform special compensation projects and consulting services upon request by the Compensation Committee or Company.

The Board, upon approval and recommendation from the Compensation Committee, determines and approves all compensation and awards to the CEO and the Executive Chairman, when the Board has a separate Executive Chairman. The Compensation Committee reviews the performance of the CEO and, if applicable, the Executive Chairman and reviews and approves compensation of the other executive officers. The CEO and/or Executive Chairman also review the performance and compensation of the other executive officers, including the other named executive officers, and report any significant issues or deficiencies, and make recommendations, to the Compensation Committee. The members of the Company’s human resources department assist in such reviews. The human resources department regularly reviews the compensation classification system of the Company, which determines the compensation of all employees of the Company and its affiliates. The Company’s compensation program is based in part on market data. The Compensation Committee also acts upon the proposed grants of stock-based compensation recommended by the CEO and/or Executive Chairman for other executive officers and, as applicable, other employees of the Company and its affiliates.

In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and the peer group specifically. It makes specific compensation decisions and grants based on a review of such data, Company performance, and individual performance and circumstances. For performance-based incentives, the Compensation Committee sets performance targets using management’s internal business plan, industry and market conditions, and other factors.

Role of Compensation Consultants

The Company periodically engages compensation consultants to aid in the review of its compensation programs. From time to time, the Company engages compensation consultants to provide national and regional general statistical information regarding compensation within the banking industry. The data reviewed may include base salary, bonus, incentive programs, equity compensation, retirement, and other benefits. This information is used to validate the Company’s classification of positions and salaries within its compensation policies.

The Compensation Committee also uses compensation consultants to evaluate its executive and director compensation programs. Presently, the consultant assists such reviews by providing data regarding market practices and making specific recommendations for changes to plan and award designs and policies consistent with the Company’s stated philosophies and objectives.

The Compensation Committee assessed the relationships between Pearl Meyer & Partners, LLC, the Company, the Compensation Committee and the executive officers of the Company for conflicts of interest. In this assessment, the Compensation Committee reviewed the criteria set forth in the SEC’s Reg. 240.10C-1(b)(4)(i)-(vi), NASDAQ Rule 5605(d)(3)(D)(i)-(vi) and such other criteria as it deemed appropriate. The Compensation Committee did not identify any conflicts of interest for Pearl Meyer & Partners, LLC.

Executive Officers

The Board elects executive officers at least annually. All of the executive officers shown in the table below have been officers of the Company and/or the Bank for at least five years, except for Messrs. Brogdon, Hobbs, and Van Steenberg. The table below sets forth the name, age, officer position with the Company and Bank, principal occupation or employment during the last five years, and tenure of service with the Company for each of the executive officers:

Name	Age	Position	Years Served
George A. Makris, Jr.[1]	68	Chairman and Chief Executive Officer*	12
James M. Brogdon[2]	44	President*	3
C. Daniel Hobbs[3]	51	Executive Vice President and Chief Financial Officer*	1
Christopher Van Steenberg[4]	54	Executive Vice President and Chief Operating Officer*	0
George A. Makris III[5]	39	Executive Vice President, General Counsel and Secretary*	9
Jennifer B. Compton[6]	52	Executive Vice President and Chief People Officer*	9
David W. Garner	55	Executive Vice President and Chief Accounting Officer*	27
Tina Groves	55	Executive Vice President and Chief Risk Officer*	18
Brad Yaney[7]	49	Executive Vice President of Credit Risk Management, Simmons Bank	22

________________________

*        The officer holds positions at both the Company and the Bank.

[1]    Mr. Makris, Jr. was appointed Chairman and Chief Executive Officer in January 2025. Prior to serving in that role, he was Executive Chairman and Chairman of the Board; and prior to that, he was Chairman and Chief Executive Officer.

[2]    Mr. Brogdon was appointed President in December 2023. Prior to serving in that role, he was President and Chief Financial Officer; and prior to that, he was Executive Vice President, Chief Financial Officer, and Treasurer. Prior to joining the Company, he was a managing director in the investment banking division of Stephens Inc.

[3]    Mr. Hobbs was appointed Executive Vice President and Chief Financial Officer in December 2023. Prior to joining the Company, he served as the Executive Vice President and Head of Finance for Regions Financial Corporation (“Regions”), and prior to that, as Regions’s Consumer Chief Financial Officer.

[4]    Mr. Van Steenberg was appointed Executive Vice President and Chief Operating Officer in November 2024. Prior joining the Company, he served as the Executive Vice President and Chief Digital & Product Officer for First Horizon Corporation (“First Horizon”), and prior to that, as First Horizon’s Head of Regional Banking Strategy and Delivery.

[5]    Mr. Makris III was appointed Executive Vice President, General Counsel, and Secretary in April 2020. Prior to serving in that role, he was Senior Vice President, Assistant General Counsel, and Assistant Secretary.

[6]    In addition to Executive Vice President and Chief People Officer, Ms. Compton has, during the last five years, served as the Company’s Chief Strategy Officer.

[7]    Mr. Yaney was appointed Executive Vice President of Credit Risk Management for the Bank in March 2022. Prior to serving in that role, he was Senior Vice President and Corporate Credit Risk Officer for the Bank.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section is a discussion of certain aspects of the Company’s compensation program as it pertains to the principal executive officer, the principal financial officer, and the three other most highly-compensated executive officers during 2024. These five persons are referred to throughout this discussion as the “named executive officers” or “NEOs.” This discussion focuses on compensation and practices relating to the Company’s most recently completed fiscal year and certain changes to such compensation and practices going forward.

Effective as of the end of the day December 31, 2024, Mr. Fehlman resigned from his position as Chief Executive Officer of the Company. From January 1, 2025, Mr. Fehlman served in an advisory role for the Company through March 31, 2025, at which time he retired from the Company. The Board appointed Mr. Makris, Jr. as Chairman of the Board and Chief Executive Officer of the Company, effective January 1, 2025.

The Company believes that the performance of each of the executive officers has the potential to impact the profitability of the Company, in both the short term and the long term. Therefore, the Company places significant emphasis on the design and administration of its executive compensation program.

Committee

The compensation program for the Company is designed and administered by the Compensation Committee (also referred to as “Committee” for purposes of this discussion). For 2024, the members of this Committee were Jay Burchfield (Chair) (through April 22, 2024), Steven Cossé, Jerry Hunter, Susan Lanigan (Chair, beginning April 23, 2024), Robert L. Shoptaw, and Mindy West.

Executive Compensation Philosophy

The Company seeks to provide executive compensation packages that are significantly connected to the Company’s overall financial and operational performance, the increase in shareholder value, the success of the Company, and the performance of the individual executive. The main principles of this strategy include the following:

•        attract and retain highly effective and competent executive leadership,

•        encourage a high level of performance from the individual executive,

•        align compensation incentives with the performance of the overall Company and/or the business unit most directly impacted by the executive’s leadership and performance,

•        enhance shareholder value, and

•        improve the overall performance of the Company.

The Compensation Committee strives to meet these objectives while maintaining market competitive compensation levels and ensuring that the Company makes efficient use of its shares, has predictable expense recognition, and operates within the Company’s risk profile.

Peer Comparison

In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and a specific peer group of comparably sized banking organizations. The Committee uses this peer group of banking organizations for comparison in setting executive compensation practices and levels of base salary, incentives, and benefits.

Prior to setting the peer group, the Committee obtains the recommendation of its compensation consultant on the makeup of its peer group. For 2024, the compensation consultant conducted a review of publicly-traded regional banks with assets between approximately $13.1 billion to $61.8 billion (approximately 0.5 to 2.2 times the Company’s asset size at the time of the peer group analysis) located throughout the United States and recommended a peer group of 20 banking organizations with a median asset size of approximately $30.5 billion located in the states of Arkansas, Colorado, Florida, Georgia, Indiana, Missouri, Mississippi, Oklahoma, Tennessee, Texas, and Virginia. The Compensation Committee adopted the peer group as recommended by its compensation consultant. For our compensation analysis for 2024, the peer group consisted of 20 banking organizations; the name and ticker symbol for the members of the peer group are set forth below:

Ameris Bancorp (ABCB)	Atlantic Union Bankshares Corporation (AUB)
Bank OZK (OZK)	BOK Financial Corporation (BOKF)
Cadence Bank (CADE)	Commerce Bancshares, Inc. (CBSH)
FB Financial Corporation (FBK)	Hancock Whitney Corporation (HWC)
Heartland Financial USA, Inc. (HTLF)	Home BancShares, Inc. (HOMB)
Independent Bank Group, Inc. (IBTX)	Old National Bancorp (ONB)
Pinnacle Financial Partners, Inc. (PNFP)	Prosperity Bancshares, Inc. (PB)
Renasant Corp. (RNST)	SouthState Corporation (SSB)
Synovus Financial Corp. (SNV)	Trustmark Corp. (TRMK)
UMB Financial Corp. (UMBF)	United Community Banks, Inc. (UCBI)

The Committee believes the peer group was indicative of the market in which the Company competed for the employment and retention of executive management in 2024, as such institutions were of similar size and had similar numbers of employees, product offerings and geographic scope.

The executive salary and incentive programs are generally targeted to the peer group median for each compensation category in order to be competitive in the market. In cases where an executive’s experiences, scope of responsibilities, or performance warrant, the Company may exceed the peer group median. The Company’s incentive programs are analyzed with similar programs of the peer group. The incentive programs are designed for the emphasis of performance-based compensation.

The Committee attempts to make compensation decisions consistent with the foregoing objectives and considerations, including, in particular, market levels of compensation necessary to attract, retain, and motivate the executive officers. Therefore, the aggregate wealth accumulated or realizable by an executive from past compensation grants is considered but not determinative in setting compensation or making additional grants.

Decisions Regarding Composition of Total Direct Compensation

The Company’s executive compensation program consists of a mix of separate components that seek to align the executives’ incentives with increasing shareholder value. For 2024, the Company’s executive incentive compensation program included both non-equity and equity incentive compensation (except in the cases of George Makris, Jr., the Company’s executive chairman during 2024, whose incentive compensation program for 2024 included only equity incentive compensation, and Christopher Van Steenberg, the Company’s chief operating officer, who, due to the timing of his hiring in November 2024, did not participate in any incentive compensation program for 2024). The Company established target allocations of non-equity incentive compensation for participating executive officers. For 2024, for the CEO, the Board set a target allocation of potential non-equity incentive compensation at 100% of salary. For all participating executive officers other than the CEO, the Compensation Committee set targets for potential non-equity incentive compensation based upon the executive’s scope and performance ranging from 40% to 100% of salary. The non-equity incentive compensation payout to such executives will range between zero and 200% of the target non-equity allocation. The Company also established target allocations of equity incentive compensation for all participating executive officers. For 2024, for the CEO, the Board set a target allocation of potential equity incentive compensation at 135% of salary, and for the executive chairman, the Board set a target allocation of potential equity incentive compensation at 225% of salary. For all participating executive officers other than the CEO and the executive chairman, the Compensation Committee set targets for potential equity incentive compensation based upon the executive’s scope and performance ranging from 45% to 120% of salary. If performance goals are achieved at the threshold level, the aggregate annual grants for equity incentive compensation to such executives, including both performance-vested and time-vested equity awards, will vest at 75% of the target equity allocation. If performance goals are achieved at the target level, the aggregate annual grants for equity incentive compensation to such executives, including both performance-vested and time-vested equity awards, will vest at 100% of the target equity allocation. If performance goals are achieved at the maximum level, the aggregate annual grants for equity incentive compensation to such executives, including both performance-vested and time-vested equity awards, will vest at 150% of the target equity allocation. In recent years, the annual grants for equity incentive compensation have generally consisted of restricted stock unit awards and performance share unit awards as specified by the Compensation Committee.

The compensation of the named executive officers for 2024 was allocated as follows:

•        Base Salaries plus Bonus: ranges from approximately 29% to 45% of total direct compensation.

•        Cash Incentive Plan: ranges from 0% to approximately 32% of total direct compensation.

•        Equity Incentives: ranges from approximately 28% to 71% of total direct compensation.

“Total direct compensation” means annual base salaries plus bonus plus non-equity and equity incentive compensation, excluding non-recurring, special purpose grants, payments, or bonuses (including, for the avoidance of doubt, bonuses for the successful completion of mergers and acquisitions). The foregoing percentages are based on the grant date fair value of annual compensation (calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation). Please refer to the discussion of Accounting Standards Codification Topic 718, Compensation — Stock Compensation, which precedes the 2024 Summary Compensation Table, below.

The Company emphasizes market practices in the design and administration of its executive compensation program. The Compensation Committee’s philosophy is that incentive pay should generally constitute a significant component of total direct compensation. The executive compensation program may utilize stock options, restricted stock awards, restricted stock units and performance share units, although no stock options or restricted stock awards were issued during 2024. Equity incentive performance measures generally should promote shareholder return and earnings growth, and the plan design should reflect a direct connection between performance measures, the participant’s ability to influence such measures, and the award levels.

Consistent with the recommendation of the compensation consultant, the Compensation Committee included restricted stock units and performance share unit awards as components of the 2024 incentive compensation program.

Executive Compensation Program Overview

The Company takes shareholder feedback on its compensation programs very seriously. The Company appreciates that approximately 93% of shares that voted on the Company’s “say-on-pay” proposal at the 2024 Annual Meeting of Shareholders approved the 2023 compensation of the named executive officers as disclosed in the 2024 proxy statement, and the Compensation Committee views this as an indication that the Company has been generally effective in implementing its compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that executive pay practices and governance continue to evolve, and the Compensation Committee is committed to continually evaluating the Company’s practices in this area, including through the use of advisors, to help ensure that they support the Company’s overall strategic goals.

The four primary components of the Company’s executive compensation program are:

•        base salary and bonus,

•        non-equity incentives,

•        equity incentives, and

•        benefits.

1. Base Salary and Bonus

Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties, and scope of responsibility. The Company pays base salaries because it provides a basic level of compensation and is necessary to recruit and retain executives. The Company may use annual base salary adjustments to reflect an individual’s performance or changed responsibilities and to offset cost of living increases. Base salary levels are also used as a benchmark for the amount of incentive compensation opportunity provided to an executive. For example, participation in the cash incentive plan (“CIP”) is set within a range of base salary based upon the executive’s scope of responsibility and the executive’s performance.

As discussed above, the Company’s executive compensation program emphasizes targeting the total amount of compensation to peer group practices with a mix of compensation, including a significant component of incentive compensation. At lower executive levels, base salaries represent a larger proportion of total compensation; but at senior executive levels, total compensation contains a larger component of incentive compensation opportunities.

In certain years, the Company has issued one-time, discretionary bonuses in special situations, such as in connection with onboarding a new (or promoting an existing) executive or certain mergers and acquisitions. While the Company does not have a practice of routinely utilizing discretionary bonuses as a significant part of the executive compensation program, the Company does believe that such compensation may be appropriate in special situations, such as the Company’s successful merger and acquisition activities. In addition, in recent years, competition among financial institutions for key personnel has increased, and, in the Company’s experience, one-time bonuses can be an important and effective tool for recruiting and retaining key personnel who may have other employment opportunities. As a result, the Committee continues to believe the Company should be able to award one-time bonuses where special circumstances warrant and further believes that such use of these types of bonuses is consistent with the practices of many of the Company’s peers (and, again, is important to maintaining competitive pay practices at the Company).

2. Non-Equity Incentives

The Company uses the CIP as a short-term incentive to encourage achievement of its annual performance goals. The CIP focuses on the achievement of annual financial and operating goals. The CIP is designed to:

•        support strategic business objectives,

•        promote the attainment of specific financial and operating goals for the Company and the executive,

•        reward achievement of specific performance objectives, and

•        encourage teamwork.

The CIP is designed to provide executives with market competitive compensation based upon their scope of responsibility. The size of an executive’s CIP award is influenced by these factors, market practices, Company performance, and individual performance. The Compensation Committee generally sets the annual CIP award for an executive to provide an incentive at the market median for expected levels of performance. All of the named executive officers (with the exception of Mr. Makris, Jr.) participated in the CIP in 2024. Awards earned under the CIP are contingent upon employment with the Company through the end of the applicable performance period, except for payments made in the event of death, retirement, or disability.

The ultimate amount paid to an executive under the CIP is a function of five variables:

•        the executive’s target award;

•        the corporate financial metrics (and their associated goals) set for the Company;

•        the payout amounts established by the Compensation Committee which generally correspond to Threshold, Target, and Maximum levels of achievement of the corporate financial metrics;

•        the strategic performance of the Company; and

•        the Compensation Committee’s determination of the extent to which the corporate financial and strategic performance goals were met, the executive’s individual contributions toward achievement of the strategic performance goals, and the Committee’s exercise of any discretionary adjustments.

For 2024, company-wide adjusted pre-provision net revenue less net charge-offs (“PPNR”) and adjusted efficiency ratio (“ER”) were approved as the corporate financial performance metrics for the CIP for Messrs. Fehlman, Hobbs, Brogdon, and Makris III. The Committee developed corresponding threshold, target, and maximum performance levels for the PPNR and ER metrics. The Committee also set target annual incentive opportunities for each participating named executive officer, measured as a percentage of base salary. Threshold and maximum payout opportunities, at 1% and 200% of target, were established for the PPNR and ER metrics. No portion of the annual incentive payout was guaranteed. If threshold PPNR or threshold ER performance levels were not achieved, no payouts would be made under the CIP for that plan metric.

For 2024, the strategic performance component was based primarily upon the Company’s achievement of initiatives set forth its strategic operating plan for the year, with a focus on initiatives supporting culture, experience, growth, efficiency, and soundness.

To incent CIP participants to make decisions that have positive long-term impact on the Company, even at the expense of short-term results, and to prevent unusual gains and losses from having too great an impact on plan payouts, the Compensation Committee retained discretion to exclude items impacting comparability from company-wide results and adjust actual results for specific items that occurred during the plan year. In addition, the final payouts for executive officers, including all of the participating named executive officers, were eligible for positive or negative adjustments based on the individual’s contributions toward achievement of the strategic performance goals. Further, the Compensation Committee reserved the right to adjust the amount payable under the CIP in accordance with any standard or on any other basis as the Compensation Committee may determine. The corporate financial metrics underlying the 2024 CIP design were generally consistent with the design used in 2023, and the strategic performance component was introduced as a new component for the 2024 CIP.

The Compensation Committee generally sets the performance measures in the first half of each year based on management’s confidential business plan and budget for the coming year, which typically includes planned revenue growth, cost management, and profit goals, as well as certain other strategic objectives. The Committee also sets threshold, target, and maximum performance levels where applicable. Maximum performance levels generally reflect ambitious goals which can only be attained when business results are exceptional. Threshold performance levels for the components are usually set based on an analysis of the budget for the coming year or as a percentage of target.

The Compensation Committee also assesses actual performance relative to pre-set levels and, in doing so, determines the amount of any final award payment. In determining final awards and in evaluating performance, the Committee considers adjustments to GAAP net income and other corporate performance measures for unplanned, unusual, non-recurring, or other appropriate items.

Each participant in the CIP is allocated a targeted incentive as a percentage of his or her base salary which is payable if and to the extent (a) the Company’s performance satisfies the Target performance level for each of the corporate financial metrics under the CIP and (b) the strategic performance goals are achieved, subject to Committee adjustment. The table below shows the targeted benefit for the participating named executive officers for 2024.

Executive Name & Title as of December 31, 2024	Targeted Benefit (% of Base Salary)	Targeted Benefit ($)
Robert A. Fehlman, Chief Executive Officer	100.00%	$ 1,000,000
C. Daniel Hobbs, Chief Financial Officer	75.00%	$ 356,250
James M. Brogdon, President	100.00%	$ 700,000
George A. Makris III, EVP	50.00%	$ 200,000

For the participating named executive officers, the identification and weighting of the CIP components was uniform and limited to PPNR, ER, and strategic performance goals. For certain other business executives participating in the plan, the applicable CIP components included other individualized performance criteria related to the executive’s duties or performance components within the business line the executive manages. Further, the CIP components and the weighting of the CIP components may vary among the other participants in the CIP. The weighting of the CIP components for the named executive officers participating in the CIP in 2024 was as follows:

Component	Weighting (participating NEOs )
Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%
Adjusted Efficiency Ratio	35%
Strategic Performance	30%

Each of PPNR and ER has three performance levels that help determine the participant’s payout for that component: Threshold, Target and Maximum. A “landing zone” is established around the Target levels for each component, representing expected results for the component. Absent exercise of Committee discretion, no payout is earned for a component if the Company’s performance is below the Threshold. The Company’s performance at the Threshold level for a component entitles the participant to 1% of the participant’s targeted benefit times the weighting factor for such component. The Company’s performance at the Target level for a component entitles the participant to 100% of the participant’s targeted benefit times the weighting factor for such component. The Company’s performance at the Maximum level entitles the participant to 200% of the participant’s targeted benefit times the weighting factor for such component. Performance in excess of the Maximum does not entitle the participant to a benefit in excess of the maximum benefit times the weighting of that component. If the performance with respect to any component is in excess of the Threshold but less than the Maximum, then the participant’s entitlement is a percentage computed based upon the Company’s actual performance in proportion to the target performance level for that component.

The PPNR component was based upon the Company’s 2024 “adjusted pre-provision net revenue” (net interest income plus noninterest income minus noninterest expense, then adjusted for certain items (net of tax), primarily including branch rightsizing costs, early retirement program costs, gain/loss on sale of securities, and FDIC special assessment) less “net charge-offs”. For the participating named executive officers, this component was allocated 35% of the participant’s targeted CIP benefit. The performance levels for 2024 were set by the Compensation Committee considering 2023 results and the Company’s budget for 2024. The PPNR target was set at $214,000,000, with a landing zone around the target from $205,000,000 to $222,000,000. The threshold level was set at $192,000,000, and the maximum was set at $235,000,000. If 2024 PPNR was below the threshold, there would be no PPNR entitlement (absent the exercise of Committee discretion). The Committee certified $215,204,867 as the PPNR performance for 2024, which exceeded the target and was within the landing zone, and thus, provided a benefit of 102% of the allocated target benefit for this component.

The ER component was based upon the Company’s adjusted efficiency ratio for 2024. “Adjusted efficiency ratio” means non-interest expense (excluding non-recurring items, foreclosed property expense, amortization of intangibles and goodwill impairments) divided by the sum of net interest income (fully taxable equivalent) plus non-interest revenues (excluding gains from securities and non-recurring items). For the participating named executive officers, this component was allocated 35% of the participant’s targeted CIP benefit. The Committee established a Threshold, Target, and Maximum for the ER of the Company. The performance levels for 2024 were set by the Compensation Committee based upon the Company’s internal operating goals and 2024 budget. The ER target was set at 65%, with a landing zone around the target from 66% to 64%. The threshold level was set at 69%, and the maximum was set at 61%. If 2024 ER did not meet the threshold, there would be no ER entitlement (absent the exercise of Committee discretion). The Committee certified 64.59% as the ER for 2024, which exceeded the target performance and was within the landing zone, and thus, provided a benefit of 104% of the allocated target benefit for this component.

The strategic performance component was based upon the Company’s business operating plan objectives for 2024. For the participating named executive officers, this component was allocated 30% of the participant’s targeted CIP benefit and could be earned from 0% to 200%, with no formal threshold level. The Committee certified the Company’s achievement of its strategic performance objectives for 2024, which (subject to adjustments for certain participants) provided a benefit of 100% of the allocated target benefit for this component. For Mr. Makris III, the Committee, after consideration of his substantial efforts and contributions to the outcomes of certain key contract negotiations during 2024 that resulted in, among other things, substantial savings and other benefits to the Company, the Committee certified his achievement of this component at 150%, which provided a benefit to Mr. Makris III of 150% of the allocated target for this component. Each of the other participating named executive officers was awarded a benefit of 100% of the allocated target benefit for this component.

A summary of the CIP payments to the participating named executive officers for 2024 is shown in the following table.

Name	Component	Weighting Factor (%)	Targeted Incentive ($)	Earned Benefit Level (%)	Amount Paid ($)
Robert A. Fehlman	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$ 350,000	102%	$ 357,000
	Adjusted Efficiency Ratio	35%	$ 350,000	104%	$ 364,350
	Strategic Performance	30%	$ 300,000	100%	$ 300,000
	Total CIP Benefit				$ 1,021,350
C. Daniel Hobbs	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$ 124,688	102%	$ 127,181
	Adjusted Efficiency Ratio	35%	$ 124,688	104%	$ 129,800
	Strategic Performance	30%	$ 106,875	100%	$ 106,875
	Total CIP Benefit				$ 363,856
James M. Brogdon	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$ 245,000	102%	$ 249,900
	Adjusted Efficiency Ratio	35%	$ 245,000	104%	$ 255,045
	Strategic Performance	30%	$ 210,000	100%	$ 210,000
	Total CIP Benefit				$ 714,945
George A. Makris III	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$ 70,000	102%	$ 71,400
	Adjusted Efficiency Ratio	35%	$ 70,000	104%	$ 72,870
	Strategic Performance	30%	$ 60,000	150%	$ 90,000
	Total CIP Benefit				$ 234,270

3. Equity Incentives

Since 2015, the Company has annually established a Long-Term Incentive Plan (“LTIP”) for equity awards under the Simmons First National Corporation 2015 Incentive Plan (as such plan has been amended and restated from time to time) (the “2015 Plan”) and, following its approval in 2023, under the Simmons First National Corporation 2023 Stock and Incentive Plan (the “2023 Plan”). The major components of the LTIP (both under the 2015 Plan and the 2023 Plan) are non-qualified stock options, restricted stock awards (“RSAs”), restricted stock units (“RSUs”) and performance share units (“PSUs”) that are settled in shares of Common Stock based on results over a three-year performance period.

No stock options or RSAs were granted in 2024. PSUs reward the achievement over a 3-year performance period of financial performance criteria specified in the PSU at the time of the grant. Achievement of a threshold level of performance results in a payout equal to 50% of each participant’s approved target opportunity. Target performance results in a payout equal to 100% of the targeted opportunity. The maximum number of shares that can be earned is 200% of the targeted number of PSUs. The ultimate value of PSUs, which are paid in stock, is also impacted directly by stock price appreciation or depreciation over the performance period. Dividend equivalents are paid in cash after the conclusion of the performance period based on the number of shares actually earned during the applicable performance period. If the performance with respect to any component is between the Threshold and Target levels, or between the Target and Maximum levels, the payout percentage for that component is based on a straight line interpolation. RSUs generally vest in approximately equal installments over three years after the date of grant. Beginning with RSUs awarded in 2024, dividend equivalents based on the number of awarded shares are paid in cash at the time vesting occurs.

For the three-year performance period commencing in 2024 (“2026 Performance Period”), the allocation of the equity vehicles to the named executive officers under the LTIP is 50% in RSUs and 50% in PSUs (valued at target). Performance does not increase the payout on the portion of the incentive allocated to RSUs, while performance above the Target may increase the payout on PSUs up to 200% of the Target payout level, thereby providing an approximate overall limitation on the LTIP benefits of 150% of Target payout.

2026 Performance Period Grant

The equity incentive granted to the named executive officers for the 2026 Performance Period (three-year period 2024-2026) consists of 50% RSUs and 50% PSUs. The RSUs granted for the 2026 Performance Period are time vested in approximately equal installments on the first, second, and third anniversary of the grant date. For the 2026 Performance Period, the PSUs were granted to the equity incentive plan participants in February 2024 and will be payable in early 2027 after certification of the results of the 2026 Performance Period by the Compensation Committee or, in the case of Mr. Makris, Jr. and Mr. Fehlman, the Board. In February 2024, the Compensation Committee established the performance criteria and the target payout for the PSUs, under the LTIP, including the participating named executive officers. The table below sets forth certain details for the equity incentive for the participating named executive officers in the 2026 Performance Period:

Executive Name & Title as of December 31, 2024	Targeted Equity Incentive (% of Salary)*	Targeted Equity Incentive ($)	RSU Allocation ($)	PSU Allocation ($)
Robert A Fehlman, CEO	135%	$ 1,350,000	$ 675,000	$ 675,000
C. Daniel Hobbs, CFO	90%	$ 427,500	$ 213,750	$ 213,750
George A. Makris, Jr., Exec. Chairman	225%	$ 2,250,000	$ 1,125,000	$ 1,125,000
James M. Brogdon, President	120%	$ 840,000	$ 420,000	$ 420,000
George A. Makris III, EVP	60%	$ 240,000	$ 120,000	$ 120,000

________________________

*       The percentage set forth in this table reflects the targeted equity incentive as a percentage of the annual salary level of the NEO that was approved by the Compensation Committee (or, in the case of Messrs. Makris, Jr. and Fehlman, the Board) and effective in January 2024.

For grants made to each of the participating named executive officers for the 2026 Performance Period, the Compensation Committee (or, in the case of Messrs. Makris, Jr. and Fehlman, the Board) established two PSU financial performance criteria: tangible book value per share growth (“TBV Growth”) and total shareholder return (“TSR”) rankings. The weighting of each criterion for each of the participating named executive officers is as follows:

Criterion	Weighting
TBV Growth Ranking	50%
TSR Ranking	50%

The TBV Growth ranking criterion compares the Company’s three-year tangible book value per share growth during the 2026 Performance Period with the three-year tangible book value per share growth for each of the other financial institutions contained in the Company’s peer group used for the Company’s 2024 compensation analysis (“Peer Group”). “Tangible book value per share” means the Company’s tangible common stockholders’ equity (which is the Company’s total common stockholders’ equity minus intangible assets) divided by the number of Company shares of common stock outstanding. For the TBV Growth ranking criterion, if the Company’s three-year TBV Growth ranks at the 50th percentile of the financial institutions contained in the Peer Group, target performance for the criterion will be achieved. If the Company’s three-year TBV Growth ranks at the 25th percentile of the financial institutions contained in the Peer Group, threshold performance for the criterion will be achieved. If the Company’s three-year TBV Growth ranks at or above the 75th percentile of the financial institutions contained in the Peer Group, maximum performance for the criterion will be achieved. If the Company’s three-year TBV Growth ranks below the 25th percentile of the financial institutions contained in the Peer Group, there will be no TBV Growth entitlement (absent exercise of Committee discretion).

The TSR ranking criterion compares the TSR for the Company during the relevant performance period (which, for the 2024 PSU grants, is the 2026 Performance Period) with the TSR for each of the other financial institutions contained in the KBW Regional Banking Index (“Index”) during the same period. The TSR for the Company and each of the other financial institutions in the Index are calculated using the first twenty and the last twenty trading days during the relevant performance period (which, again, for the 2024 PSU grants, is the 2026 Performance Period). For the TSR ranking criterion, if the Company’s TSR ranks at the 50th percentile of the financial institutions contained in the Index, target performance for the criterion will be achieved. If the Company’s TSR ranks at the 25th percentile of the financial institutions contained in the Index, threshold performance for the criterion will be achieved. If the Company’s

TSR ranks at or above the 75th percentile of the financial institutions contained in the Index, maximum performance for the criterion will be achieved. If the Company’s TSR ranks below the 25th percentile of the financial institutions contained in the Index, there will be no TSR entitlement (absent exercise of Committee discretion).

The PSU payout percentage will (absent exercise of Committee discretion) be the sum of (1) the payout percentage for the TBV Growth entitlement multiplied by .50 and (2) the payout percentage for the TSR entitlement multiplied by .50; provided that in no event may the PSU payout percentage exceed 200%.

2026 Performance Period Performance Criteria

Criterion	Threshold (50%)	Target (100%)	Maximum (200%)
TBV Growth Ranking	25th Percentile	50th Percentile	75th Percentile
TSR Ranking	25th Percentile	50th Percentile	75th Percentile

In addition, the Compensation Committee periodically utilizes time-vested restricted stock grants in the form of RSAs or RSUs (in addition, or as an alternative, to PSUs) in connection with hiring or promoting executives within the Company and as equity incentives for senior officers below the executive level. During 2024, 360 Company associates received time-vested RSU grants.

Please refer to the section below, “Other Guidelines and Procedures Affecting Executive Compensation” for additional information regarding the Company’s practices when granting stock options and RSUs.

Performance of 2022 PSUs

As previously described in the Company’s proxy statement for the Company’s 2023 annual shareholders’ meeting, as part of the LTIP established by the Compensation Committee in 2022, PSUs with a three-year performance period ending on December 31, 2024 (“2024 Performance Period”) were granted to each of the named executive officers except Mr. Hobbs (“2022 PSUs”). The performance criteria for the 2022 PSUs included the Company’s core return on average assets relative ranking for the 2024 Performance Period (“Core ROAA Ranking”), which was allocated a 30% weighting, the Company’s core return on tangible common equity relative ranking for the 2024 Performance Period (“Core ROTCE Ranking”), which was allocated a 35% weighting, and the Company’s TSR relative ranking for the 2024 Performance Period (“2024 TSR Ranking”), which was allocated a 35% weighting. Core ROAA means the Company’s core earnings (net income adjusted to exclude non-core items, including items related to the sale of branches, branch right sizing, the Company’s early retirement program, and merger-related costs) divided by the average total assets for the period. Core ROTCE means the Company’s core earnings (net income adjusted to exclude non-core items, including items related to the sale of branches, branch right sizing, the Company’s early retirement program, and merger-related costs) adjusted by the amortization of intangibles divided by the average common stockholders’ equity less the average intangible assets (goodwill and other intangibles) for the period.

For each of the Core ROAA Ranking, Core ROTCE Ranking, and 2024 TSR Ranking, the threshold, target, and maximum performance levels were 25th percentile, 50th percentile, and 75th percentile, respectively. The Committee certified Core ROAA Ranking attainment at approximately the 12th percentile, which was below the threshold performance level; Core ROTCE Ranking attainment at approximately the 16th percentile, which was below the threshold performance level; and 2024 TSR Ranking attainment at approximately the 10th percentile, which was below the threshold performance level.

Thus, the aggregate payout (taking into account the weightings of the performance criteria) for the 2022 PSUs was 0% of the target benefit.

Performance Table for 2022 PSUs

Benefit Level[1]	Threshold 50%	Target 100%	Maximum 200%	2024 Results[2]	2024 Benefit Level
Core ROAA Ranking	25th Percentile	50th Percentile	75th Percentile	12th Percentile	0%
Core ROTCE Ranking	25th Percentile	50th Percentile	75th Percentile	16th Percentile	0%
2024 TSR Ranking	25th Percentile	50th Percentile	75th Percentile	10th Percentile	0%
Aggregate Benefit[3]					0%

________________________

[1]    The percentage shown is the percentage of the target benefit for a performance criterion earned for performance of the criterion at the designated level.

[2]    The percentiles shown represents approximate amounts based on information available to the Committee at the time of its certification of attainment for each performance criteria.

[3]    The percentage shown is the percentage of the target benefit earned for performance of the above three performance criteria at the designated levels based upon a 30% weighting for Core ROAA Ranking, a 35% weighting for Core ROTCE Ranking, and a 35% weighting for 2024 TSR Ranking.

4. Benefits

A. Profit Sharing and Employee Stock Ownership Plan

The Company previously offered a combination profit sharing and employee stock ownership plan. This plan was open to substantially all of the employees of the Company including the named executive officers. The plan and the contributions to the plan were designed to provide for retirement benefits to employees and allow the employees of the Company to participate in the ownership of stock in the Company. During 2016, the Company terminated this plan and merged it into the Company’s 401(k) Plan.

B. 401(k) Plan and Employee Stock Purchase Plan

The Company offers a qualified 401(k) Plan in which it makes matching contributions to encourage employees to save money for their retirement. Additionally, the Company may make profit-sharing contributions to the plan which are allocated among participants based upon plan compensation without regard to participant contributions. This plan, and the contributions to it, enhance the range of benefits offered to executives and enhance the Company’s ability to attract and retain employees. Under the terms of the 401(k) Plan, employees may defer a portion of their eligible pay, up to the maximum allowed by I.R.S. regulation, and the Company matches 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation for a total match of 4% of eligible pay for each participant who defers 5% or more of his or her eligible pay. Additionally, for 2024, the Compensation Committee approved a discretionary contribution of 2.56% of aggregate associate compensation into the 401(k) Plan based upon the Company’s performance, which was made in the first quarter of 2025. Account balances under the 401(k) Plan are fully vested at all times.

Additionally, under the current Simmons First National Corporation Second Amended and Restated 2015 Employee Stock Purchase Plan, the Company offers a convenient method for eligible employees of the Company and its subsidiaries to purchase shares of Common Stock at a favorable price through payroll deductions.

C. Perquisites and Other Benefits

Historically, perquisites and other benefits have represented a small part of the overall compensation package and generally are offered only after consideration of business need. The Compensation Committee reviews the perquisites and other personal benefits that are provided to senior management. The primary perquisites include cell phone stipends, club memberships, and certain relocation and moving expenses. In some cases, the Company, rather than (or in addition to) administering separate perquisite programs for particular officers, will provide a cash stipend to an executive officer to cover the approximate costs of such items. The stipends are taxable income to the officers who receive them and are generally uniform in amount for officers with similar duties and responsibilities.

The Company’s bank subsidiary, Simmons Bank, maintains the Simmons Bank Endorsement Split-Dollar Life Insurance Plan (“Split-Dollar Plan”) under which, among other things, Simmons Bank maintains life insurance on the lives of certain officers and provides, subject to certain terms and conditions set forth in the Split-Dollar Plan, a defined, lump sum life insurance benefit upon the death of the officer to such officer’s designated beneficiary, surviving spouse, or estate. Each of the named executive officers are current participants in the Split-Dollar Plan.

The Company also permits executive officers (and directors) to use Company aircraft for personal purposes, provided that those executives (and directors) reimburse the Company for the Company’s incremental cost of such use (with certain exceptions). All executive officers and directors who used the Company aircraft for personal purposes during 2024 reimbursed the Company for the Company’s incremental cost of such use.

D. Post-Termination Compensation

Deferred Compensation Arrangements.    In 2024, the Company maintained certain non-qualified deferred compensation arrangements designed to provide supplemental retirement pay from the Company to certain of the executive officers. Each of the named executive officers had such agreements with the Company during 2024. The Deferred Compensation Agreements are non-qualified defined benefit type plans. The Company bears the entire cost of benefits under these agreements. The Company provides these retirement benefits in order to attract and retain executives. The amounts payable to the participants under these agreements are determined by each agreement’s benefit formula, which is described in the section of this proxy statement titled “Pension Benefits Table.”

Additionally, in 2017, the Company adopted the Simmons First National Corporation Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan is as a non-qualified deferred compensation plan in the form of an excess contribution plan primarily open to executive officers and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the Company’s 401(k) Plan. Under the NQDC Plan, participants may make contributions of up to 90% of Plan Compensation on a nonqualified basis. The Company’s matching contribution under the plan is limited to 4% of Excess Compensation, provided the executive officer has elected a deferral rate on Excess Compensation of at least 5% for the year. “Plan Compensation” includes base salary, bonus, commissions and cash incentive pay; and “Excess Compensation” is the amount of Plan Compensation that exceeds the compensation limits under the federal tax laws applicable to qualified retirement plans. Additionally, for 2024, the Compensation Committee approved a discretionary contribution of 2.56% of participating associates’ eligible compensation into the NQDC Plan based upon the Company’s performance, which was made in the first quarter of 2025.

The NQDC Plan provides for discretionary non-elective Company contributions to the accounts of the participants as well. Benefits under the NQDC Plan are fully vested at all times and are payable only upon separation from service in accordance with a 409A compliant distribution election made by the executive officer upon election to participate in the plan.

Change in Control Agreements.    The Company has entered into Change in Control Agreements (“CIC Agreements”) with certain members of senior management of the Company and its subsidiaries, including each of the named executive officers. The Company entered into the CIC Agreements because the banking industry has been consolidating for a number of years, and it does not want its executives distracted by a rumored or actual change in control. Further, if a change in control should occur, the Company wants its executives to be focused on the business of the organization and the interests of shareholders. In addition, it is important that the executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. The Company believes the CIC Agreements are consistent with market practice and assist the Company in retaining its executive talent. The level of benefits for the named executive officers ranges from two to three times certain elements of their compensation which the Compensation Committee believes is competitive with the banking industry as a whole and specifically with the designated peer group.

Upon a change in control, followed by a termination of the executive’s employment by the Company without “Cause” or by the executive after a “Trigger Event” within a specified time, the CIC Agreements require the Company to pay or provide the following to the executive:

•        a lump sum payment equal to two or three times the sum of the executive’s base salary (the highest amount in effect anytime during the twelve months preceding the executive’s termination date) and the executive’s incentive compensation (calculated as the higher of the target CIP for the year of termination or the average of the executive’s last two years of actual CIP awards); and

•        only in the case of Mr. Fehlman, up to three years of additional coverage under the Company’s health, dental, life and long-term disability plans, as well as a payment to reimburse the executive for any excise taxes on severance benefits that are considered excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code, as amended (the “Code”) plus income and employment taxes on such tax gross up as well as interest and penalties imposed by the IRS.

In addition, upon a change in control, all outstanding stock options vest immediately and all restrictions on restricted stock lapse. Restricted stock units vest if the employee is terminated within one year of the change in control. In the case of PSUs, if the change in control occurs after the first nine months of the applicable performance period then the PSU will vest and be payable at the target benefit level, with the remaining portion of the PSU terminated. Also, any CIP benefits become payable at the target benefit level and are pro-rated for the period elapsed. Further, upon a change in control, the requirement under the deferred compensation agreements for each of the named executive officers that the participant remain employed until retirement age (age 60 for Messrs. Fehlman, Hobbs, Brogdon, and Makris III, and age 65 for Mr. Makris, Jr.) is void, and the benefit is immediately vested.

The Company believes that CIC Agreements should encourage retention of the executives during the negotiation and following a change in control transaction, compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, the CIC Agreements require that there be both a change in control and an involuntary termination without “Cause” or a voluntary termination within six months after a “Trigger Event” which is often referred to as a “double-trigger.” The double-trigger ensures that the Company will become obligated to make payments under the CIC Agreements only if the executive is actually or constructively discharged as a result of the change in control.

After a prior review of the existing CIC Agreements, the Company adopted a policy not to approve any new CIC Agreements containing a single trigger or a tax gross-up feature or any amendments to existing CIC Agreements to implement a single trigger or tax gross-up feature. The Compensation Committee reviews the change in control arrangements annually and makes adjustments from time to time to ensure that they are consistent with its compensation philosophies, current market practices, and assigned duties and responsibilities.

Other Guidelines and Procedures Affecting Executive Compensation

Stock-Based Compensation Procedures Regarding Compensation Committee and Board Approval.    The Compensation Committee approves all grants of stock-based compensation, except that any proposed stock-based compensation to the CEO (and during 2023 and 2024, to the Executive Chairman) is originated and recommended by the Compensation Committee and then submitted to the Board for approval. Grants to the CEO (or, if applicable, the Executive Chairman) may or may not occur simultaneously with grants to other executives. Prospective grants of stock-based compensation to other executives are generally proposed to the Compensation Committee by the CEO. The Committee considers, modifies, if necessary, and acts upon the proposed grants.

Stock-Based Compensation Procedures Regarding Timing and Pricing of Awards.    The Company’s policy is to make grants of stock options only at current market prices. Historically, the exercise price of stock options was set at the closing stock price on the day prior to the date of grant. Options granted under the 2023 Plan (if any) will have the exercise price set at the closing stock price on the date of the grant. The Company does not grant “in-the-money” options or options with exercise prices below market value at the time of the grant. The Company’s general policy is to consider equity grants at scheduled meetings of the Compensation Committee, and such grants are either effective on the approval date or a specified future date. For performance-based grants, based upon the Company’s results for the prior year, the Committee has typically approved such grants in the first quarter of the year pursuant to authority delegated to it by the Board. The Company may make grants at other times throughout the year, upon due approval of the Compensation Committee or the Board, in connection with grants to the CEO (and during 2023 and 2024, to the Executive Chairman) or to other executives in non-routine situations, such as the hiring, promotion, or retention of an executive officer or in connection with an acquisition transaction.

The Company schedules grants of equity awards at generally consistent times throughout the year. The Company does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

Timing of Option Grants.    While there are stock options outstanding which were issued in previous years, and the Company retains the ability to award stock options under the 2023 Plan, stock options have not been a component of equity compensation awarded by the Company in recent years. The Company did not award stock options to any of the named executive officers during 2024. The Company does not have formal policies on the timing or terms of awards of options in relation to the disclosure of material nonpublic information by the Company. The Company does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. For additional discussion of the Company’s practices regarding the timing of awards of options in relation to the disclosure of material nonpublic information by the Company, refer to the subsection above titled, “Stock-Based Compensation Procedures Regarding Timing and Pricing of Awards”.

Role of Executive Officers in Determining Executive Compensation.    The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs, and certain employee benefits, subject to final action by the Board in certain cases. The Board, upon approval and recommendation from the Compensation Committee, determines and approves all compensation and awards to the CEO (and during 2023 and 2024, to the Executive Chairman). The Compensation Committee determines and approves all compensation and awards to the other executive officers. The Committee reviews the performance and compensation of the CEO (and during 2023 and 2024, of the Executive Chairman). The CEO and/or the President, with the assistance of the associates in the Company’s Human Resources Department, review the performance and compensation of the other executive officers, including the other named executive officers, and provide their perspectives and report any significant issues or deficiencies to the Committee. The Human Resources Department regularly reviews the unified compensation classification program of the Company which sets the compensation of all employees of the Company and its affiliates. The Company’s executive compensation decisions are based in part on peer data provided by the compensation consultant. Executive officers generally do not otherwise determine or make recommendations on the amount or form of executive compensation.

Adjustments to Incentive Compensation as a Result of Financial Inaccuracies.    The Board has adopted a compensation clawback policy which provides for the recoupment, under certain conditions, of certain incentive-based compensation (as defined in the policy) in the event of an accounting restatement (as defined in the policy). The Company’s cash and equity incentive plans, including the 2023 Plan, incorporate the compensation clawback policy into all awards under the plans.

Share Ownership Guidelines.    The Company encourages directors and executive officers to be shareholders. The Company believes that share ownership by directors and executives is a contributing factor to enhanced long-term corporate performance. Although each of the directors and named executive officers already have an equity stake in the Company (as reflected in the beneficial ownership information contained in this Proxy Statement), the Company has adopted share ownership guidelines for directors and certain senior officers.

Members of the Company’s board of directors are required to own shares of Common Stock with a value equal to at least three times the annual equity retainer paid to the director for service on the board, and directors are generally given five years to comply with the stock ownership requirement. Directors are not required to purchase shares to reach this guideline but are restricted (with limited exceptions) from liquidating shares received as equity-based compensation until the ownership guideline is satisfied.

Officers designated as executive vice president or above are subject to minimum stock ownership requirements. The minimum stock ownership requirement for the Chief Executive Officer and the Executive Chairman, if applicable, is the number of shares and certain other equity instruments which, when valued in accordance with the stock ownership guidelines, equals five (5) times his or her base salary, while the requirement for all other covered officers is the number of shares and certain other equity instruments which, when valued in accordance with the stock ownership guidelines, equals three (3) times his or her base salary. Compliance is tested annually based upon the officer’s salary as of January 1 of such year. Officers will be given five (5) years to comply with the stock ownership guidelines, after which time, if they are in noncompliance, they will be restricted (with limited exceptions) from liquidating certain shares received as equity-based compensation until the ownership guidelines are satisfied.

For purposes of the ownership requirements, a director or officer shall be deemed to own shares of Common Stock held directly or indirectly under any of the following arrangements: registered in the name of the director or officer, in an IRA or other brokerage account in the name of the director or officer, joint tenancy with right of survivorship, tenancy by the entirety, revocable trusts, SFNC Employee Stock Purchase Plan account, SFNC Dividend Reinvestment Plan, vested stock options, unvested RSUs, and outstanding PSUs (based on a 100% payout).

Tax Considerations

The Company regularly analyzes the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the Company’s compensation objectives. The following provisions of the Code have been considered.

Section 162(m).    Section 162(m) of the Code provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible for federal income tax purposes. The Compensation Committee currently believes, however, that it is generally in the Company’s best interest for the Compensation Committee to retain flexibility to develop appropriate compensation programs and establish appropriate compensation levels. As a result, the Compensation Committee awards compensation that is not fully deductible under Section 162(m) when it believes it is in the best interest of the Company to do so, as it has done in recent years with respect to the named executive officers’ compensation.

Sections 280G and 4999.    The Company provides the named executive officers with change in control agreements as described in the section of this proxy statement titled “Changes in Control.” One of the change in control agreements provides for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Code Section 4999 as well as any additional income and employment taxes resulting from such reimbursement. Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change in control. A payment as a result of a change in control must exceed three times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to the executive who is displaced in the event of a change in control. The Company believes the provision of tax protection for excess parachute payments for one of its named executive officers is consistent with the historic market practice within the banking industry, is a valuable incentive in retaining executives and is consistent with the objectives of the Company’s overall executive compensation program (as previously discussed, though, the Company no longer provides for “gross-up” payments in new change in control agreements).

Summary

In summary, the Company believes this mix of salary, cash incentives for short-term financial and strategic performance, and equity-based compensation for long-term performance motivates the Company’s management team to produce strong returns for shareholders. Further, in the view of the Compensation Committee, the overall compensation program appropriately balances the interests and needs of the Company in operating its business with appropriate employee rewards based on enhancing shareholder value.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the U.S. Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors.

Susan Lanigan, Chair	Robert L. Shoptaw	Steven A. Cossé
Jerry Hunter	Mindy West

RELATIONSHIP OF COMPENSATION POLICIES AND PRACTICES TO RISK MANAGEMENT

The Company intends that total compensation and each of its components, including base salary, bonus, incentive compensation (if applicable), retirement and other benefits should be market competitive and consistent with the Company’s performance goals. The Company seeks to attract, retain, develop and reward high performing associates who are committed to the Company’s success. Base salaries are set based upon the job classification, and incentive compensation (if applicable) is based on Company and individual performance.

The Company has not identified any compensation practice or policy that presents risks that are reasonably likely to have a material adverse effect on the Company. The Company strives to ensure that its compensation programs do not create inappropriate risks for the Company. As a part of its general review of the Company’s compensation programs, the Compensation Committee:

•        Reviews with management the Company’s employee compensation plans to take reasonable steps to identify and limit any unnecessary risks that these plans pose to the Company;

•        Reviews with management the compensation plans for the named executive officers and makes reasonable efforts to ensure that these plans do not encourage the named executive officers to take unnecessary and excessive risks; and

•        Reviews with management the Company’s compensation programs to help identify and revise any features in the compensation programs that would encourage the misstatement or manipulation of the Company’s financial information or reported earnings to enhance employee compensation.

The reviews include consideration of risks in all compensation programs and factors designed to mitigate risks in such programs. The Company has a compensation clawback policy which provides for the recoupment, under certain conditions, of certain incentive-based compensation (as defined in the policy) in the event of an accounting restatement (as defined in the policy). The Company’s cash and equity incentive plans, including the 2023 Plan, incorporate the compensation clawback policy into all awards under the plans.

SUMMARY OF COMPENSATION AND OTHER PAYMENTS TO THE NAMED EXECUTIVE OFFICERS

Overview    The following sections provide a summary of cash and certain other amounts paid for the year ended December 31, 2024, to the named executive officers. Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the named executive officers for the year ended December 31, 2024. The compensation disclosed below is presented in accordance with SEC regulations. According to those regulations, the Company is required in some cases to include:

•        amounts paid in previous years;

•        amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of the Company or the satisfaction of certain performance requirements;

•        amounts paid to the named executive officers which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and at-market earnings, dividends or interest on such amounts);

•        an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited or exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether the stock price appreciates above its price on the date of grant, whether the executive will continue his employment with the Company and when the executive chooses to exercise the option; and

•        the increase in present value of future pension payments, even though such increase is not cash compensation paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement and in some cases the number of years the executive lives following his retirement.

Therefore, you are encouraged to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, you are encouraged to read this section in conjunction with the discussion above at “Compensation Discussion and Analysis.”

2024 SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the named executive officers for (as applicable) 2022, 2023, and 2024, the most recently completed fiscal year. The column “Salary” discloses the amount of base salary paid to the named executive officer for each year. The column “Bonus” discloses cash amounts paid to named executive officers as discretionary bonuses. In the columns “Stock Awards” and “Option Awards,” SEC regulations require the disclosure of the award of stock or options at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For RSUs and PSUs, the Topic 718 fair value per share is based on the closing price of the stock on the date of grant. For stock options, the Topic 718 fair value per share is based on certain assumptions which are explained in Note 14 to the Company’s financial statements which are included in the annual report on Form 10-K filed with the SEC on February 27, 2025. The amounts shown in the Summary Compensation Table include the fair value of the option grants, RSU grants and PSU grants in the year of grant, without regard to any deferred vesting. Please also refer to the second table in this Proxy Statement, “Grants of Plan-Based Awards”.

RSUs are a contingent right to receive shares of the Company’s stock upon satisfaction of certain vesting criteria. RSUs may vest on a single date or may vest on multiple dates over an extended period after the date of grant. RSUs are conditioned on the participant’s continued employment with the Company and may also have additional restrictions, including performance conditions. RSUs do not allow the participant to vote or receive dividends prior to vesting. While no dividends are paid on the shares underlying the RSUs, the RSU program may provide for a cash bonus after vesting in an amount equal to the dividends which would have been earned on the shares during the period from grant until issuance. Beginning with RSUs awarded in 2024, dividend equivalents based on the number of awarded shares will be paid in cash after vesting occurs.

PSUs represent the right to receive a share of stock upon the Company’s satisfaction of certain specified performance criteria. The performance period for the PSUs is generally three years but may be shorter. The PSUs typically vest after the end of the performance period following certification by the Compensation Committee at which time the shares earned under the PSU, if any, are paid to the participant. PSUs are conditioned on the participant’s continued employment with the Company and satisfaction of specified performance criteria but may have additional restrictions. PSUs do not allow the participant to vote the underlying shares. While no dividends are paid on the shares underlying the PSUs, the PSU program may provide for a cash bonus after vesting in an amount equal to the dividends which would have been earned on the shares during the performance period.

The column “Non-Equity Incentive Plan Compensation” discloses the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans, including the CIP (except as otherwise indicated). Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measure was satisfied during the fiscal year. For example, the CIP awards are annual awards and the payments under those awards are made based upon the achievement of financial results measured as of December 31 of each fiscal year; accordingly, the amount reported for CIP corresponds to the fiscal year for which the award was earned even though such payment was made after the end of such fiscal year.

The column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” discloses the sum of the dollar value of (1) the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in effect during the indicated years; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans. The annual increase in the present value of the benefits for the named executive officers under their deferred compensation plans is disclosed in this column.

The column “All Other Compensation” discloses the sum of the dollar value of:

•        perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•        all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes, if any;

•        amounts paid or which became due related to termination, severance or a change in control, if any;

•        the contributions to vested and unvested defined contribution plans;

•        any insurance premiums paid during the year for the benefit of a named executive officer; and

•        any dividends paid on stock awards which were not factored into the grant date fair value required to be reported for such award.

2024 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary[a] ($)	Bonus[b] ($)	Stock Awards ($)[c]	Option Awards ($)[c]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[d]	Total ($)
Robert A. Fehlman, CEO	2024	$960,833	$0	$1,380,211	$ 0	$ 1,021,350	$ 691,158	$ 108,108	$4,161,660
	2023	$750,000	$268,004	$1,414,990	$ 0	$ 0	$ 393,300	$ 95,114	$2,921,407
	2022	$558,250	$11,490	$555,482	$ 0	$ 509,851	$ 612,705	$ 108,075	$2,355,853
C. Daniel Hobbs EVP & CFO	2024	$456,731	$0	$431,150	$ 0	$ 363,856	$ 117,282	$ 170,041	$1,539,060
	2023	$37,784	$225,000	$356,580	$ 0	$ 0	$ 0	$ 1,000	$620,364
George A. Makris, Jr., Executive Chairman & Chairman of the Board[e]	2024	$961,157	$0	$2,300,352	$ 0	$ 0	$ 108,111	$ 87,312	$3,456,932
	2023	$1,000,000	$13,591	$2,003,549	$ 0	$ 0	$ 70,298	$ 115,518	$3,202,955
	2022	$887,618	$40,211	$1,501,896	$ 0	$ 810,661	$ 351,828	$ 146,361	$3,738,575
James M. Brogdon, President	2024	$672,788	$0	$847,186	$ 0	$ 714,945	$ 74,749	$ 84,423	$2,394,091
	2023	$550,000	$194,640	$933,953	$ 0	$ 0	$ 64,393	$ 73,755	$1,816,740
	2022	$465,000	$20,000	$349,307	$ 0	$ 320,625	$ 96,940	$ 76,010	$1,327,882
George A. Makris III EVP, General Counsel, & Secretary	2024	$384,616	$0	$242,053	$ 0	$ 234,270	$ 55,629	$ 57,504	$974,072
	2023	$370,001	$66,319	$216,014	$ 0	$ 0	$ 47,393	$ 55,759	$755,486

________________________

[a]     Due to the Company’s conversion from a current to an in arrears payroll schedule during 2024, the amounts reported in this column are less than the approved annual salary amounts for each of the named executive officers.

[b]    This category reflects the payment of a cash bonus in an amount equal to dividend equivalents on vested PSUs for 2023 and 2022, and other cash bonuses. For 2023 (except with respect to Mr. Makris, Jr.), this category also reflects the CIP bonus awards paid in the discretion of the Compensation Committee, as discussed in the Company’s 2024 proxy statement filed with the SEC on March 20, 2024. For 2022, this category also reflects the cash bonus awarded to Mr. Brogdon in connection with the successful completion of the Company’s acquisitions of Landmark Community Bank, Triumph Bancshares, Inc., and Spirit of Texas Bancshares, Inc., and in recognition of such exemplary leadership and service, as discussed in the Company’s 2023 proxy statement filed with the SEC on March 14, 2023.

[c]     The award of stock or options is disclosed at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For RSUs and PSUs, the Topic 718 fair value per share is based on the closing price of the stock on the date of grant. For stock options, the Topic 718 fair value per share is based on certain assumptions which are explained in Note 14 to the Company’s financial statements which are included in the annual report on Form 10-K filed with the SEC on February 27, 2025. PSUs are shown using their target payout. Assuming the highest level of performance is achieved under the applicable performance conditions for PSUs, the maximum possible value of the 2024 total stock awards reported in the “Stock Awards” column for Messrs. Fehlman, Hobbs, Makris, Jr., Brogdon, and Makris III would be $2,070,317, $646,725, $3,450,528, $1,270,779, and $363,080, respectively; the maximum possible value of the 2023 total stock awards reported in the “Stock Awards” column for Messrs. Fehlman, Hobbs, Makris, Jr., Brogdon, and Makris III would be $2,322,837, $356,580, $3,005,324, $1,546,860, and $324,022, respectively; and the maximum possible value of the 2022 total stock awards reported in the “Stock Awards” column for Messrs. Fehlman, Makris, Jr., and Brogdon would be $833,223, $2,252,844, and $523,960, respectively.

[d]    This category includes the following items, perquisites, and other benefits for 2024:

	401(k) Plan	Stipend and Club Dues	NQDC Plan	Insurance Premiums	Relocation Expense Reimbursement	Split-Dollar Plan[1]	Total Other Compensation
Mr. Fehlman	$ 22,632	$ 12,000	$ 58,844	$ 14,632	—	—	$ 108,108
Mr. Hobbs	$ 22,632	$ 12,000	$ 15,240	$ 13,116	$ 107,053	$ 0	$ 170,041
Mr. Makris, Jr.	$ 22,632	$ 12,000	$ 42,193	$ 10,487	—	$ 0	$ 87,312
Mr. Brogdon	$ 22,632	$ 12,000	$ 35,159	$ 14,632	—	—	$ 84,423
Mr. Makris, III	$ 22,632	$ 12,000	$ 7,837	$ 15,035	—	—	$ 57,504

________________________

[1]    The $0 amounts reported reflect that additional life insurance was purchased by the Company’s lead subsidiary, Simmons Bank, during 2024, for which the named executive officer received a benefit under the Split-Dollar Plan during 2025. The incremental cost to the Company for such benefits is not able to be reasonably calculated.

[e]     Effective January 1, 2025, Mr. Makris, Jr. became the Chairman and Chief Executive Officer of the Company and Simmons Bank.

2024 GRANTS OF PLAN-BASED AWARDS

This table discloses information concerning each grant of an award made to a named executive officer in 2024. This includes CIP awards, and restricted stock unit awards and performance share unit awards under the Company’s equity incentive plans, which are discussed in greater detail under the caption “Compensation Discussion and Analysis.” The Threshold, Target and Maximum columns reflect the range of possible payouts under the CIP at those levels of performance. In years when granted, in the 6th and 7th columns, the number of shares of Common Stock underlying options granted in the fiscal year and corresponding per-share exercise prices are reported. In all cases, the exercise price was equal to the closing market price of the Common Stock on the date of grant. Finally, in the 8th column, the aggregate value computed under Topic 718 for all stock and option awards made in 2024 is reported.

2024 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[a]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert A. Fehlman
CIP	02-29-24	$ 10,000	$1,000,000	$2,000,000
Equity Plan	02-29-24				17,972	35,943	71,886				$690,106
Equity Plan	02-29-24							35,943[b]			$690,106
C. Daniel Hobbs
CIP	02-28-24	$ 3,563	$356,250	$712,500
	02-28-24				5,691	11,382	22,764				$215,575
	02-28-24							11,382[c]			$215,575
George A. Makris, Jr.
Equity Plan	02-29-24				29,953	59,905	119,810				$1,150,176
Equity Plan	02-29-24							59,905[b]			$1,150,176
James M. Brogdon
CIP	02-28-24	$ 7,000	$700,000	$1,400,000
Equity Plan	02-28-24				11,183	22,365	44,730				$423,593
Equity Plan	02-28-24							22,365[c]			$423,593
George A. Makris, III
CIP	02-28-24	$ 2,000	$200,000	$400,000
Equity Plan	02-28-24				3,195	6,390	12,780				$121,027
Equity Plan	02-28-24							6,390[c]			$121,027

________________________

[a]     This is a PSU award under the 2023 Plan. The performance metrics applicable to this grant are average tangible book value per share (as compared to each of the banks in the Company’s compensation peer group), and total shareholder return (as compared against other banks in the KBW Regional Banking Index), each during the three-year performance period (2024–2026) on a relative basis. The shares earned, if any, will be issued promptly after the Compensation Committee certifies the performance results achieved.

[b]    This RSU award was made under the 2023 Plan and vests in three substantially equal annual installments on March 1, 2025, 2026, and 2027.

[c]     This RSU award was made under the 2023 Plan and vests in three substantially equal annual installments on February 28, 2025, 2026, and 2027.

OPTION EXERCISES AND STOCK VESTED IN 2024

The following table provides information concerning exercises of stock options, stock appreciation rights and similar instruments and vesting of stock, including restricted stock and similar instruments, which were granted in prior years but were exercised or vested during 2024 for each of the named executive officers on an aggregated basis. The table reports the number of securities for which options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock or units that vested; and the aggregate dollar value realized upon vesting of stock or units.

2024 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[a] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[b] ($)
Robert A. Fehlman	23,950	$ 41,991	20,761	$ 397,726
C. Daniel Hobbs	0	$ 0	4,200	$ 102,816
George A. Makris, Jr.	46,860	$ 104,359	50,126	$ 962,101
James M. Brogdon	0	$ 0	15,986	$ 300,427
George A. Makris, III	0	$ 0	5,905	$ 113,224

________________________

[a]     The Value Realized on Exercise is computed using the difference between the closing market price upon the date of exercise and the option price.

[b]    The Value Realized on Vesting is computed using the closing market price upon the date of vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024

The following table provides information concerning unexercised options and restricted stock (including RSUs and PSUs) that has not vested for each named executive officer outstanding as of the end of 2024. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. The market value of stock awards was computed by multiplying the closing market price of the Company’s stock as of December 31, 2024 (which was the last business day of the year), $22.18, by the number of shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Nave Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
Robert A. Fehlman	42,410	0	$22.75	08-09-25
	9,810	0	$23.51	01-19-26
					3,293[a]	$73,039
					14,784[b]	$327,909
					35,943[c]	$797,216
					0[d]	$0
							44,350[e]	$983,683
							35,042[e]	$777,232
							71,886[f]	$1,594,431
C. Daniel Hobbs					16,800[g]	$372,624
					11,382[h]	$252,453
							22,764[f]	$504,906
George A. Makris, Jr.	104,580	0	$22.75	08-09-25
	27,290	0	$23.51	01-19-26
					9,076[i]	$201,306
					29,202[j]	$647,700
					59,905[k]	$1,328,693
					0[d]	$0
							87,606[e]	$1,943,101
							119,810[f]	$2,657,386
James M. Brogdon					2,071[a]	$45,935
					8,000[l]	$177,440
					9,637[m]	$213,749
					22,365[n]	$496,056
					0[d]	$0
							28,910[e]	$641,224
							26,282[e]	$582,935
							44,730[f]	$992,111
George A. Makris, III
					1,210[a]	$26,838
					3,242[o]	$71,908
					6,390[p]	$141,730
					0[d]	$0
							9,726[e]	$215,723
							12,780[f]	$283,460

________________________

[a]     These RSUs vest on February 23, 2025.

[b]    These RSUs vest in two installments (each of 7,392 shares) on January 19 in years 2025-2026

[c]     These RSUs vest in three installments (each of 11,981 shares) on March 1 in years 2025-2027.

[d]    These PSUs were issued under the 2015 Plan with a performance period ending on December 31, 2024. The actual number of shares which were earned under the award based on achievement of performance goals (which achievement was certified in March 2025) is shown in the table.

[e]     These PSUs were issued under the 2015 Plan with a performance period ending on December 31, 2025. The maximum number of shares which may vest under the award is shown in the table.

[f]     These PSUs were issued under the 2023 Plan with a performance period ending on December 31, 2026. The maximum number of shares which may vest under the award is shown in the table.

[g]    These RSUs vest in four installments (each of 4,200 shares) on December 4 in years 2025-2028.

[h]    These RSUs vest in three installments (each of 3,794 shares) on February 28 in years 2025-2027.

[i]     These RSUs vest on February 24, 2025.

[j]     These RSUs vest in two installments (each of 14,601 shares) on January 19 in years 2025-2026.

[k]    These RSUs vest in three installments (19,968 shares, 19,968 shares, and 19,969 shares) on March 1 in years 2025-2027.

[l]     These RSUs vest in two installments (each of 4,000 shares) on April 26 in years 2025-2026.

[m]   These RSUs vest in two installments (4,818 shares, and 4,819 shares) on January 19 in years 2025-2026, respectively.

[n]    These RSUs vest in three installments (each of 7,455 shares) on February 28 in years 2025-2027.

[o]    These RSUs vest in two installments (each of 1,621 shares) on January 19 in years 2025-2026.

[p]    These RSUs vest in three installments (each of 2,130 shares) on February 28 in years 2025-2027.

2024 PENSION BENEFITS TABLE

The following table provides information with respect to certain agreements that provide for payments or other benefits at, following or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive defined benefit retirement plans but does not include defined contribution plans (whether tax qualified or not). During 2024, the Company provided supplemental executive defined benefit retirement agreements for Robert A. Fehlman, C. Daniel Hobbs, George A. Makris, Jr., James M. Brogdon, and George A. Makris III. The Present Value of the Accumulated Benefit reflects the actuarial present value of the named executive officer’s accumulated benefit under the agreements, computed as of December 31, 2024. In making such calculations, for all participating named executive officers, it was assumed that the retirement age will be the normal retirement age as defined in the agreement or if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age.

Fehlman Plan

The supplemental executive defined benefit retirement agreement for Robert A. Fehlman was established in 2010 and amended in 2017. The Fehlman Plan is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Fehlman. The Fehlman Plan requires Mr. Fehlman to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement (and, therefore, these benefits became fully vested during 2024), provided that in the event of a change in control the benefits are fully vested. The Fehlman Plan provides a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Fehlman Plan includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

Hobbs Plan

The supplemental executive defined benefit retirement agreement for C. Daniel Hobbs was established in 2024 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Hobbs. The Hobbs Plan requires Mr. Hobbs to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Hobbs Plan provides a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the next succeeding calendar month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Hobbs Plan includes salary but excludes bonus, short-term incentive compensation programs (CIP), equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

Makris, Jr. Plan

The supplemental executive defined benefit retirement agreement for George A. Makris, Jr. was established in 2013 and amended in 2018 (and amended again in January 2023). The Makris, Jr. Plan is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Makris, Jr. The Makris, Jr. Plan requires Mr. Makris, Jr. to remain in the employ of the Company until he attains age 65 to be eligible to receive benefits under the agreement (and, therefore, these benefits are fully vested), provided that in the event of a change in control the benefits are fully vested. The Makris, Jr. Plan provides a benefit upon normal retirement at or after age 65, or upon death or disability prior to age 65, a monthly sum equal to one twelfth (1/12) of twenty percent (20%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years; provided that, under the January 2023 amendment, the five year period ends with 2022), but in no event shall the monthly sum be less than $8,333.33. The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 120 consecutive months. Compensation for purposes of the Makris, Jr. Plan includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs. Additionally, under the January 2023 amendment, final average compensation is subject to certain cost-of-living adjustments.

Brogdon Plan

The supplemental executive defined benefit retirement agreement for James M. Brogdon was established in 2021 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Brogdon. The Brogdon Plan requires Mr. Brogdon to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Brogdon Plan provides a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average base salary paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Brogdon Plan includes salary but excludes bonus, short-term incentive compensation programs (CIP), equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

Makris III Plan

The supplemental executive defined benefit retirement agreement for George A. Makris III was established in 2022 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Makris III. The Makris III Plan requires Mr. Makris III to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Makris III Plan provides a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Makris III Plan includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

2024 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of the Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert A. Fehlman	Fehlman Plan	[a]	$ 3,935,057	$ 0
C. Daniel Hobbs	Hobbs Plan	[a]	$ 117,282	$ 0
George A. Makris, Jr.	Makris, Jr. Plan	[a]	$ 3,127,219	$ 0
James M. Brogdon	Brogdon Plan	[a]	$ 279,575	$ 0
George A. Makris III	Makris III Plan	[a]	$ 192,109	$ 0

________________________

[a]     The benefits under each of the Fehlman Plan, Hobbs Plan, Makris, Jr. Plan, Brogdon Plan, and Makris III Plan are not dependent upon the credited years of service. Except for disability, death or a change in control, continuous service until the normal retirement at age (60) under the Fehlman Plan, Hobbs Plan, Brogdon Plan, and Makris III Plan and age (65) under the Makris, Jr. Plan, is required.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains the Simmons First National Corporation Nonqualified Deferred Compensation Plan (“NQDC Plan”), as a non-qualified deferred compensation plan. The NQDC Plan is an excess contribution plan primarily open to executive officers and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the Company’s 401(k) Plan. Under the NQDC Plan, participants may make contributions of up to 90 percent of Plan Compensation on a nonqualified basis. The Company’s matching contribution under the plan is limited to four percent (4%) of Excess Compensation, provided the Executive Officer has elected a deferral rate on Excess Compensation of at least five percent (5%) for the year. “Plan Compensation” includes base salary, bonus, commissions and cash incentive pay; and “Excess Compensation” is the amount of Plan Compensation that exceeds the compensation limits under the federal tax laws applicable to qualified retirement plans.

The NQDC Plan provides for discretionary non-elective Company contributions to the accounts of the participants at the discretion of the Company. For 2024, the Company made a discretionary contribution at a formula rate of 2.56% of 2024 Plan Compensation reduced by the amount of the discretionary contribution to the 401(k) Plan based upon the same formula rate. The Company matching and discretionary contributions were credited to the accounts in the first quarter of 2025 but are reflected in the “Aggregate Balance at December 31, 2024” column in the table below. See footnote [d] to the table below.

The assets of the NQDC Plan are held in an irrevocable trust. The participants are allowed to self-direct the investment of their account among the same investment options offered under the Simmons First National Corporation 401(k) Plan. The earnings on the investments in the NQDC Plan do not constitute above-market or preferential earnings which would require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Benefits under the NQDC Plan are fully vested at all times and are payable upon separation from service or at a selected future date (or dates) according to the 409A compliant annual distribution election made by the executive officer prior to the plan year.

The following table sets forth the participant contributions, Company contributions and the aggregate earnings, withdrawals and balances during 2024 for the named executive officers under the NQDC Plan:

2024 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2024[a] ($)	Company Contributions in 2024[b] ($)	Aggregate Earnings in 2024[c] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2024[d] ($)
Robert A. Fehlman	$ 48,718	$ 58,844	$ 56,854	$ 0	$ 1,241,638
C. Daniel Hobbs	$ 97,520	$ 15,240	$ 2,497	$ 0	$ 115,257
George A. Makris, Jr.	$ 48,735	$ 42,193	$ 178,276	$ 0	$ 1,374,305
James M. Brogdon	$ 70,063	$ 35,159	$ 22,042	$ 0	$ 272,046
George A. Makris III	$ 31,621	$ 7,837	$ 7,681	$ 0	$ 82,704

________________________

[a]     The amounts reported are also reported under the “Salary,” and “Non-Equity Incentive Plan Compensation” headings, as applicable, in the Summary Compensation Table. The “Non-Equity Incentive Plan Compensation” portions of these amounts represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.

[b]    The amounts reported are also reported under the “All Other Compensation” heading in the Summary Compensation Table and represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.

[c]     No portion of the amounts in this column constitutes above-market or preferential earnings; thus, no portion of such amounts are included in the Summary Compensation Table.

[d]    The amounts reported reflect the actual aggregate balances as of December 31, 2024, plus the amounts referenced in footnotes a and b above that were earned in the last completed fiscal year but credited in the following year. The following table identifies the amounts that have previously been reported as compensation in our Summary Compensation Table for prior years:

Name	Amounts in “Aggregate Balance at December 31, 2024” Column Reported as Compensation in Summary Compensation Tables for Previous Years
Robert A. Fehlman	$ 1,065,292
C. Daniel Hobbs	$ 0
George A. Makris, Jr.	$ 885,374
James. M. Brogdon	$ 133,372
George A. Makris III	$ 33,788

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment, including by resignation, retirement, or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, no amounts to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of the executive officers and which are available generally to all salaried employees are reported.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, the termination is assumed to have taken place on the last business day of the Company’s most recently completed fiscal year, and the price per share of the Common Stock is the closing market price as of that date — $22.18.

Cash Payments.    None of the named executive officers presently has an employment agreement which guarantees him employment for any period of time. Therefore, any post-termination payments of salary or severance to any named executive officer would be provided only if offered under any Company broad-based severance plan in the event of a reduction in force or other termination by the Company without cause which is discretionary in nature or pursuant to a Change in Control Agreement (“CIC Agreement”).

The Company has entered into CIC Agreements with certain executives of the Company and the subsidiary bank pursuant to which the Company would pay certain salary benefits. As of December 31, 2024, the Company had CIC Agreements with Messrs. Fehlman, Hobbs, Makris, Jr., Brogdon, and Makris III. The Company would make such payments only if there is a change in control and if the Company terminates an executive without “Cause” within twenty-four months of a CIC or the executive resigns within six months after a “Trigger Event.” The Company will pay an amount up to three times, in the case of Mr. Makris, Jr., and two times for all other named executive officers, the sum of (1) highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the preceding two years. The termination compensation is payable in cash within 30 business days following the termination, unless the participant is a Specified Employee, as defined in Section 409A of the Code, in which case the termination compensation shall be payable on the first day of the seventh month after termination.

The CIC Agreement for Mr. Fehlman will also provide the executive with continuing coverage under the Company’s medical, dental, life insurance, and long-term disability plans for three years following the change in control date. Additionally, if Mr. Fehlman is over 55 years of age, the CIC Agreement allows the executive, at his election, to continue medical, dental, and life insurance coverage after the initial three-year period, at the executive’s cost, if the executive is not then eligible to be covered by a similar program maintained by the current employer of the executive or the executive’s spouse. Finally, the CIC Agreement for Mr. Fehlman requires the Company to make a tax “gross-up” payment in the event any of the foregoing benefits subject the executive to the excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Code (notably, the Company no longer provides for “gross-up” payments in new CIC agreements). Please also refer to the discussion of the CIC Agreements above at “Compensation Discussion and Analysis.”

Accelerated Vesting of Incentives.    The Company has provided and continues to provide equity and non-equity incentives to the named executive officers through the Company’s executive stock incentive plans, including the 2023 Plan and the 2015 Plan (provided that the Company now only provides new incentives through the 2023 Plan), and the CIP. Please also refer to the discussion of equity and non-equity incentives above at “Compensation Discussion and Analysis.”

Equity Incentives — Stock Options.    Unvested stock options vest upon the named executive officer’s death or disability or upon the officer’s involuntary termination of service within one year after a change in control. Further, unvested stock options vest upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested stock options, unless the Compensation Committee takes specific action to vest some or all of the unvested options. The value of accelerated options was calculated by multiplying the number of shares times the difference between the closing price of the Common Stock on the last business day of 2024 and the exercise price of the options. Please refer to the discussions above at “Compensation Discussion and Analysis” for more information about stock options.

Equity Incentives — Restricted Stock Units.    Upon the retirement (after age 65 or after age 62 with ten years of service), death or disability of a named executive officer, the vesting of unvested RSUs is accelerated to the date of such event. Further, unvested RSUs will vest if, within one year after a change in control, the named executive officer is involuntarily terminated. Upon any other termination, the named executive officer forfeits his unvested RSUs, unless the Compensation Committee takes specific action to vest some or all of the unvested stock. Accordingly, the table below reflects the accelerated vesting of this stock upon retirement, death, or disability of the named executive officer or a change in control.

Equity Incentives — Performance Share Units.    Unvested PSUs vest upon the named executive officer’s death or disability. Upon a change in control, unvested PSUs vest if the change in control occurs after nine months have elapsed in the performance period, otherwise the unvested PSUs are terminated. Further, unvested PSUs vest pro rata based on the period of employment during the performance period upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested PSUs, unless the Compensation Committee takes specific action to vest some or all of the unvested PSUs. Accordingly, the table below reflects the accelerated vesting of the PSUs upon the named executive officer’s retirement (if he or she has met the qualifying criteria), upon death or disability, or upon a change in control in compliance with the rules set forth above. An executive forfeits all undistributed PSUs upon the termination of the executive’s employment for all other reasons.

Non-Equity Incentives — CIP.    Upon a change in control, the CIP benefit will be accelerated and payable on a pro-rata basis based on the target level benefit. For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the Company’s most recently completed fiscal year, which coincides with the last day of the performance period under CIP for 2024. As a result of such assumption, the table below reflects the acceleration of the full value of the target level benefit. However, in the case of retirement, death, or disability, the CIP benefit will not be accelerated but will be payable (in the case of retirement, on a pro-rata basis) based on the actual benefit level achieved. Therefore, these amounts would not be increased or enhanced as a result of the executive’s departure. The amounts earned under the CIP for 2024 are reported in the Summary Compensation Table.

Retirement Arrangements — Fehlman Plan, Hobbs Plan, Makris, Jr. Plan, Brogdon Plan, and Makris III Plan.    Upon a change in control, the sole participant under each of the Fehlman Plan, Hobbs Plan, Makris, Jr. Plan, Brogdon Plan, and Makris III Plan, Mr. Fehlman, Mr. Hobbs, Mr. Makris, Jr., Mr. Brogdon, and Mr. Makris III, respectively, will become fully vested in the benefits under such plans. Payment of the benefits would commence on the first day of the seventh calendar month following the executive’s termination of services to the Company. In the absence of a change in control, upon the death or disability of the participant or the executive’s retirement at or after age 60 for Mr. Fehlman, Mr. Hobbs, Mr. Brogdon, and Mr. Makris III, and age 65 for Mr. Makris, Jr., each participant’s benefits under the respective plans will become fully vested and will become payable commencing on the first day of the seventh month after such event. In the event of the termination of the participant’s employment under any other conditions prior to the executive’s attaining age 60 for Mr. Fehlman, Mr. Hobbs, Mr. Brogdon, and Mr. Makris III, and age 65 for Mr. Makris, Jr., all benefits under the respective plans are forfeited. For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the most recently completed fiscal year. As a result of such assumption, each participant would become fully vested in the benefits under the executive’s plan.

Miscellaneous Benefits.    Under the CIC Agreements, which are discussed above at “Compensation Discussion and Analysis,” the Company is obligated to pay certain other benefits. This includes continuation of medical, dental, life, and long-term disability insurance coverage for three years from the date of the change in control and certain tax gross-up payments for Mr. Fehlman. The conditions to the Company’s obligations under the CIC Agreements are discussed above. Except for the benefits payable under the CIC Agreements, the Company has no obligation to continue any other perquisites after a named executive officer’s employment terminates.

In addition, as described in the “Compensation Discussion and Analysis” section above, the Company has purchased bank owned life insurance that provides a defined, lump-sum death benefit for certain of the named executive officer’s designated beneficiary or estate.

Executive Benefits and Payments upon Termination	Retirement	Involuntary Not for Cause Termination	Change in Control With and Without Trigger Event Termination	Death/ Disability
Robert A. Fehlman
Cash compensation programs	$ 0	$ 0	$4,000,000[a]	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$3,094,908	$ 4,553,510
Retirement Plans[c]	$ 2,901,878	$ 0	$4,011,176	$ 4,011,176
Other Benefits and Tax Gross Up[d][e]	$ 0	$ 0	$2,462,352[f]	$ 1,650,000
C. Daniel Hobbs
Cash compensation programs	$ 0	$ 0	$1,662,500[a]	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$877,530	$ 1,129,982
Retirement Plans[c]	$ 0	$ 0	$1,493,610	$ 1,493,610
Other Benefits[d]	$ 0	$ 0	$0	$ 0
George A. Makris, Jr.
Cash compensation programs	$ 0	$ 0	$4,215,992[g]	$ 0
Accelerated Vesting of Incentives[b]	$ 4,769,617	$ 0	$5,494,762	$ 7,191,089
Retirement Plans[h]	$ 2,862,376	$ 0	$2,862,376	$ 2,862,376
Other Benefits[d]	$ 0	$ 0	$0	$ 2,547,000
James M. Brogdon
Cash compensation programs	$ 0	$ 0	$2,800,000[a]	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$2,179,074	$ 3,149,449
Retirement Plans[c]	$ 0	$ 0	$1,422,074	$ 1,422,074
Other Benefits[d]	$ 0	$ 0	$0	$ 890,000
George A. Makris III
Cash compensation programs	$ 0	$ 0	$1,200,000[a]	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$606,534	$ 775,612
Retirement Plans[c]	$ 0	$ 0	$1,441,740	$ 1,441,740
Other Benefits[d]	$ 0	$ 0	$0	$ 610,000

________________________

[a]     Under the Change in Control Agreements (“CIC”) between certain named executive officers and the Company, upon the occurrence of a change in control and a qualifying termination, severance cash payments will consist of two times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the prior two years.

[b]    The payment due the named executive officer due to certain termination triggers related to the Company’s equity compensation plans is made based on the specific terms and conditions associated with each plan and the respective award. These amounts are attributable to the vesting of unvested restricted stock (including, where appropriate, RSUs and PSUs) and stock options, as of December 31, 2024. In the case of a change in control, these amounts also include the acceleration of the full value of the target level benefit under the 2024 CIP award. In the case of retirement, RSUs and PSUs do not vest unless the named executive officer has attained either age 65 or age 62 with ten years of service. As of December 31, 2024, only Mr. Makris, Jr. had met the qualifying retirement criteria for RSU and PSU retirement vesting. In the case of disability, PSUs with a performance period ending on December 31, 2024 are valued using the actual number of shares that vested, and PSUs with performance periods ending after December 31, 2024 are valued using the maximum number of shares which may vest. In the case of death, PSUs with a performance period ending on December 31, 2024 are valued using the actual number of shares that vested, and PSUs with performance periods ending after December 31, 2024 are valued using the maximum number of shares which may vest. In the case of retirement, PSUs with a performance period ending on December 31, 2024 are valued using the actual number of shares that vested, and PSUs with performance periods ending after December 31, 2024 are valued using the maximum number of shares which may vest and prorating the value based on a retirement date of December 31, 2024.

[c]     The named executive officer’s benefit under the Fehlman Plan, Hobbs Plan, Brogdon Plan, or Makris III Plan (as applicable) does not vest until he attains age 60; however, he becomes fully vested upon his death, disability, or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Fehlman Plan, Hobbs Plan, Brogdon Plan, or Makris III Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of his benefit, fully vested as of December 31, 2024.

[d]    Had Messrs. Fehlman, Hobbs, Makris, Jr., Brogdon, or Makris III died on December 31, 2024, the death benefits payable under the Split-Dollar Plan to each of their designated beneficiaries, surviving spouse, or estate would have been $1,650,000, $0, $2,547,000, $890,000, and $610,000, respectively.

[e]     The amounts related to Other Benefits and Tax Gross-Up for a change in control include the costs associated with continued participation in the Company’s health and welfare benefit plans for a period of 36 months under the applicable CIC Agreement. The amount related to the tax gross-up ($2,418,455) is a reimbursement for certain taxes that would be applicable to the payments and accelerated benefits occurring upon a change in control.

[f]     Upon a change in control, Mr. Fehlman would receive a monthly benefit of $1,219.35 for the next 36 months for purposes of continued health and welfare benefits under the CIC.

[g]    Under the Change in Control Agreements (“CIC”) between certain named executive officers and the Company, upon the occurrence of a change in control and a qualifying termination, severance cash payments will consist of three times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the prior two years.

[h]    Because Mr. Makris, Jr. has attained age 65, he becomes fully vested in the benefit under the Makris, Jr. Plan upon his retirement, death, disability, or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Makris, Jr. Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of Mr. Makris, Jr.’s benefit, fully vested as of December 31, 2024.

2024 PAY RATIO DISCLOSURE

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2024, our last completed fiscal year:

•        The median of the annual total compensation of all employees of our company (other than Mr. Fehlman), was $65,987; and

•        The annual total compensation of Mr. Fehlman, our CEO during 2024, was $4,161,660.

Based on this information, the ratio for 2024 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 63 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•        As of December 31, 2024, our employee population consisted of approximately 2,966 individuals, including full-time, part-time, temporary, and seasonal employees employed on that date.

•        To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2024. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2024, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•        We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•        After identifying the median employee, we added together all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $65,987.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2024 of our Summary Compensation Table.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE DISCLOSURES

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section above.

Pay Versus Performance
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[3]	Average Compensation Actually Paid to Non-PEO Named Executive Officers[4]	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[7]	Adjusted Pre- Provision Net Revenue less Net Charge-Offs (millions)[8]
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$ 4,161,660	$ 5,367,920	$ 2,091,039	$ 2,518,133	$ 99	$ 131	$ 152.69	$ 215.2
2023	$ 2,921,407	$ 2,529,002	$ 1,324,323	$ 1,163,203	$ 85	$ 116	$ 175.06	$ 267.7
2022	$ 3,738,575	$ 126,277	$ 1,414,202	$ 735,041	$ 89	$ 116	$ 256.4	$ 331.67
2021	$ 5,772,713	$ 7,414,844	$ 1,668,021	$ 1,923,320	$ 118	$ 125	$ 271.1	$ 279.12
2020	$ 3,396,212	$ 1,790,825	$ 1,021,269	$ 478,520	$ 84	$ 91	$ 254.9	$ 288.56

________________________

[1]    The dollar amounts reported in column (b) are the amounts of total compensation reported for, for the years 2020–2022, Mr. Makris, Jr. (who, during 2020–2022, was our Chairman and Chief Executive Officer), and for the years 2023–2024, Mr. Fehlman (who, during 2023–2024, was our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the “Summary Compensation Table” above.

[2]    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Makris, Jr. (for years 2020–2022) and Mr. Fehlman (for years 2023–2024), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Makris, Jr. or Mr. Fehlman (as applicable) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Makris, Jr.’s or Mr. Fehlman’s (as applicable) total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2024	$ 4,161,660	$ (1,380,211)	$ 2,986,511	$ (691,158)	$ 291,118	$ 5,367,920
2023	$ 2,921,407	$ (1,414,990)	$ 1,169,462	$ (393,300)	$ 246,423	$ 2,529,002
2022	$ 3,738,575	$ (1,501,896)	$ (2,053,122)	$ (351,828)	$ 294,548	$ 126,277
2021	$ 5,772,713	$ (3,050,403)	$ 4,723,606	$ (519,227)	$ 488,155	$ 7,414,844
2020	$ 3,396,212	$ (1,298,779)	$ (192,234)	$ (608,717)	$ 494,343	$ 1,790,825

________________________

(a)     The adjustment for the reported value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$ 2,963,454	$ 37,544	$ —	$ (14,487)	$ —	$ —	$ 2,986,511
2023	$ 1,300,498	$ (126,726)	$ —	$ (4,310)	$ —	$ —	$ 1,169,462
2022	$ 943,722	$ (2,820,957)	$ —	$ (175,887)	$ —	$ —	$ (2,053,122)
2021	$ 1,752,043	$ 2,674,572	$ —	$ 296,991	$ —	$ —	$ 4,723,606
2020	$ 1,262,710	$ (1,319,726)	$ —	$ (135,218)	$ —	$ —	$ (192,234)

(c)     The adjustment amounts included in this column are the amounts reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year.

(d)    The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Makris, Jr. or Mr. Fehlman (as applicable) during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:
Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2024	$ 279,121	$ 11,997	$ 291,118
2023	$ 234,426	$ 11,997	$ 246,423
2022	$ 294,548	$ —	$ 294,548
2021	$ 286,264	$ 201,891	$ 488,155
2020	$ 292,452	$ 201,891	$ 494,343

[3]    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding, for years 2020–2022, Mr. Makris, Jr., who served as our Chairman and CEO during 2020–2022, and for years 2023–2024, Mr. Fehlman, who served as our Chief Executive Officer during 2023–2024) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, C. Daniel Hobbs, George A. Makris, Jr., James M. Brogdon, and George A. Makris III; (ii) for 2023, James M. Brogdon, C. Daniel Hobbs, George A. Makris, Jr., George A. Makris III, Stephen C. Massanelli, Matthew S. Reddin, and Chad D. Rawls; (iii) for 2022, James M. Brogdon, Robert A. Fehlman, Matthew S. Reddin and Stephen C. Massanelli; (iv) for 2021, James M. Brogdon, Robert A. Fehlman, Matthew S. Reddin, Jennifer B. Compton and Stephen C. Massanelli; and (v) for 2020, Robert A. Fehlman, Matthew S. Reddin, Jennifer B. Compton and Stephen C. Massanelli.

[4]    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$ 2,091,039	$ (955,185)	$ 1,354,267	$ (88,943)	$ 116,955	$ 2,518,133
2023	$ 1,324,323	$ (595,318)	$ 353,896	$ (26,012)	$ 106,314	$ 1,163,203
2022	$ 1,414,202	$ (338,312)	$ (248,840)	$ (221,609)	$ 129,600	$ 735,041
2021	$ 1,668,021	$ (641,177)	$ 943,872	$ (199,488)	$ 152,092	$ 1,923,320
2020	$ 1,021,269	$ (245,560)	$ (232,221)	$ (173,755)	$ 108,787	$ 478,520

________________________

(a)     The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$ 1,330,388	$ 32,644	$ —	$ (8,765)	$ —	$ —	$ 1,354,267
2023	$ 507,913	$ (149,464)	$ —	$ (4,553)	$ —	$ —	$ 353,896
2022	$ 213,141	$ (422,473)	$ —	$ (39,508)	$ —	$ —	$ (248,840)
2021	$ 464,427	$ 419,330	$ —	$ 60,115	$ —	$ —	$ 943,872
2020	$ 224,702	$ (412,364)	$ —	$ (44,559)	$ —	$ —	$ (232,221)

(b)    The amounts deducted or added in calculating the total pension benefit adjustments are as follows:
Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
2024	$ 115,682	$ 1,273	$ 116,955
2023	$ 105,041	$ 1,273	$ 106,314
2022	$ 126,601	$ 2,999	$ 129,600
2021	$ 149,093	$ 2,999	$ 152,092
2020	$ 105,788	$ 2,999	$ 108,787

[5]    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW NASDAQ Regional Banking Index.

[7]    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

[8]    “Adjusted pre-provision net revenue less net charge-offs” is based on the Company’s “adjusted pre-provision net revenue” (net interest income plus noninterest income minus noninterest expense, then adjusted for certain items (on a pre-tax basis), including (among others) merger related costs, branch rightsizing costs, early retirement program costs, gain/loss on sale of securities, gain on insurance settlement, and FDIC special assessment) minus “net charge-offs”.

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section above, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our executives to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

•        Adjusted Pre-Provision Net Revenue Less Net Charge-Offs

•        Adjusted Efficiency Ratio

•        Tangible Book Value Per Share Growth Ranking

•        Total Shareholder Return Ranking

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the “Compensation Discussion and Analysis” section above, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphic descriptions of the relationships between certain information presented in the Pay Versus Performance table.

Compensation Actually Paid, Cumulative Total Shareholder Return of the Company, and Cumulative Total Shareholder Return of the Company’s Peer Group

Compensation Actually Paid and Net Income

Compensation Actually Paid and Adjusted Pre-Provision Net Revenue Less Net Charge-Offs

Compensation Actually Paid vs. Adjusted PPNR Less Net Charge-offs
Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Adjusted PPNR Less Net Charge-offs (Millions)
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$288.56
$279.12
$331.67
$267.70
$215.20
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Adjusted PPNR Less Net Charge-offs

Cumulative Total Shareholder Return of the Company and Cumulative Total Shareholder Return of the Company’s Peer Group

DIRECTOR COMPENSATION

The following discussion and tables provide information with respect to the compensation of directors of the Company during 2024, the most recently completed fiscal year. The Company maintains an equity compensation program for its non-employee directors. In accordance with SEC regulations, outright grants of stock are valued in accordance with the terms of the plan and consistent with Topic 718, at the closing price of the stock on the date of grant.

All non-employee directors receive an annual equity retainer (of approximately $70,000, for 2024) for service on the Board, payable in restricted stock units that vest in four substantially equal installments. In order for an installment to vest, the director must be serving on the Board at the scheduled time of vesting. For 2024, the first installment vested as of the grant date, and the second, third, and fourth installments vested on July 1, 2024; October 1, 2024; and January 2, 2025, respectively. The RSUs were issued on May 1, 2024 (following the directors’ re-election to the Board) under the 2023 Plan and valued at the closing price of the Common Stock on that date, $17.33. If a director joins the Board in between annual meetings of shareholders, the annual retainer is prorated and paid in cash.

Non-employee directors also receive a cash retainer for their service on the Board and the board of Simmons Bank (unless the director elected to receive such retainers in RSUs). For 2024, non-employee directors serving as the chair or vice-chair of a committee also received an annual cash retainer for service as set forth in the table below (unless the director elected to receive such retainers in RSUs). Committee chairs and vice-chairs received this enhanced retainer due to their increased responsibilities. For any director appointed to or who retires or is removed from the Board, a committee chair, or vice-chair role during the year, the cash retainers are prorated based upon the period of service.

Committee	Chair Retainer	Vice- Chair Retainer
Audit	$ 20,000	$ 5,000
Compensation	$ 15,000	$ 5,000
Executive	$ 25,000	N/A
Nominating & Corporate Governance	$ 10,000	N/A
Risk	$ 15,000	N/A

The Company maintains a voluntary deferred compensation plan in which non-employee directors may defer receipt of any part or all of their respective directors’ fees, including retainer fees, meeting fees and committee fees. The director must elect to participate in the plan prior to the calendar year for which the deferral will be applicable. Upon election, a director must elect the form of payment (lump sum or annual installments over two to five years) and the date of payment (attainment of a specified age or cessation of serving as a director of the Company). The sums deferred under the plan are credited to an account for the director along with earnings on the deferred sum at an interest rate equal to the yield on the ten-year U.S. Treasury bond, computed quarterly. The plan was frozen with respect to new deferrals for director fees, as well as closed to new participants, in December 2022.

The table below summarizes the compensation the Company paid the directors during 2024.

2024 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[a]	All Other Compensation ($)[b]	Total ($)[c]
Dean Bass[d]	$ 35,000	$ 0	$ 25,000[e]	$ 60,000
Jay D. Burchfield[d]	$ 38,750	$ 0	$ 25,000[e]	$ 63,750
Marty D. Casteel	$ 53,000	$ 117,027	$ 0	$ 170,027
William E. Clark, II	$ 70,000	$ 70,013	$ 105	$ 140,118
Steven A. Cossé	$ 105,000	$ 70,013	$ 0	$ 175,013
Mark C. Doramus	$ 0	$ 155,025	$ 53	$ 155,078
Edward Drilling	$ 80,000	$ 70,013	$ 53	$ 150,066
Eugene Hunt	$ 70,000	$ 70,013	$ 0	$ 140,013
Jerry Hunter	$ 70,000	$ 70,013	$ 0	$ 140,013
Susan Lanigan	$ 57,500	$ 95,017	$ 105	$ 152,622
George A. Makris, Jr.[f]	$ —	$ —	$ —	$ —
W. Scott McGeorge[d]	$ 35,000	$ 0	$ 25,000[e]	$ 60,000
Tom Purvis	$ 75,000	$ 70,013	$ 53	$ 145,066
Robert L. Shoptaw	$ 90,000	$ 70,013	$ 0	$ 160,013
Julie Stackhouse	$ 80,000	$ 70,013	$ 53	$ 150,066
Russell Teubner	$ 70,000	$ 70,013	$ 53	$ 140,066
Mindy West	$ 75,000	$ 70,013	$ 105	$ 145,118

________________________

[a]     The annual Board equity retainer is computed over the twelve-month period (May 1 – April 30) and was awarded on May 1, 2024, consisting of 4,040 restricted stock units valued at the closing market price of the Common Stock on that date, $17.33. The annual retainer vests in substantially equal quarterly installments, with the first installment vesting as of the grant date, and the second, third, and fourth installments vesting on July 1, 2024; October 1, 2024; and January 2, 2025, respectively. The cash retainer payments are payable quarterly computed on a calendar year basis, with the first installment payable in February and subsequent quarterly installments were generally payable on the first business day of each subsequent quarter (April 1, 2024; July 1, 2024; and October 1, 2024). At the election of each director, some or all of the cash retainers may be paid in RSUs with such units valued in February (at the conclusion of the election process). Such RSUs vest in substantially equal quarterly installments, with the first installment vesting as of the grant date, and the second, third, and fourth installments vesting on the cash retainer payment dates. The grant date fair values calculated in accordance with Topic 718 are reported in this column. Please refer to Note 14 to the Company’s financial statements, which are included in the annual report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, for a discussion of the assumptions related to the calculation of such value. As of December 31, 2024, each non-employee director had 1,010 unvested RSUs outstanding.

[b]    Unless otherwise indicated, represents costs paid with respect to term life insurance policies for the benefit of certain directors.

[c]     Included in the Total are fees for service on the board and as chair or vice-chair of one or more board committees of Simmons Bank (for the purposes of the following table, “SB”) for the directors in the amounts listed below:

Director	SB Board	SB Committee Chair or Vice- Chair	SB Total
Bass	$ 17,500	$ 0	$ 17,500
Burchfield	$ 17,500	$ 0	$ 17,500
Casteel	$ 35,000	$ 30,000	$ 65,000
Clark	$ 35,000	$ 0	$ 35,000
Cossé	$ 35,000	$ 0	$ 35,000
Doramus	$ 35,000	$ 0	$ 35,000
Drilling	$ 35,000	$ 10,000	$ 45,000
Hunt	$ 35,000	$ 0	$ 35,000
Hunter	$ 35,000	$ 0	$ 35,000
Lanigan	$ 35,000	$ 0	$ 35,000
McGeorge	$ 17,500	$ 0	$ 17,500
Purvis	$ 35,000	$ 5,000	$ 40,000
Shoptaw	$ 35,000	$ 0	$ 35,000
Stackhouse	$ 35,000	$ 10,000	$ 45,000
Teubner	$ 35,000	$ 0	$ 35,000
West	$ 35,000	$ 0	$ 35,000

[d]    Messrs. Bass, Burchfield, and McGeorge did not seek reelection to the Board at the 2024 annual shareholders’ meeting. Therefore, the cash retainers paid to such directors during 2024 were prorated based upon the period of service, and they did not receive an equity retainer for 2024.

[e]     Represents charitable contribution made in recognition of the director’s retirement.

[f]     Compensation paid to Mr. Makris, Jr. is not included in this table, as his compensation as Executive Chairman of the Company during 2024 is disclosed in the preceding discussion concerning Executive Compensation.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Committee and the Board are committed to excellence in governance and are aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward, and retain the management talent required to achieve our corporate objectives and enhance shareholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.

As required by SEC regulations, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to approve or disapprove our pay program for the named executive officers by voting for or against the resolution set forth below (“say-on-pay” vote). While the vote on the resolution is advisory in nature and will not bind the Company to take any particular action, the Compensation Committee and the Board intend to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation program. The Company anticipates that the next “say-on-pay” vote will occur at the 2026 annual shareholders’ meeting.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2024 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[a]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[b]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Shareholders	2,211,819	$ 22.92	2,926,443[c]
Equity Compensation Plans Not Approved by Shareholders[d]	0	0	0
Total	2,211,819	$ 22.92	2,926,443

________________________

[a]      Includes 322,750 shares that may be issued upon exercise of outstanding stock options granted under the 2015 Plan and the Company’s prior equity-based incentive plans, 291,716 shares that may be issued under outstanding restricted stock unit awards under the 2015 Plan, 719,763 shares that may be issued under outstanding restricted stock unit awards from the 2023 Plan, 501,890 shares that may be issued under outstanding performance share unit awards if maximum performance is achieved under the 2015 Plan, and 375,700 shares that may be issued under outstanding performance share unit awards if maximum performance is achieved under the 2023 Plan.

[b]    The weighted average exercise price does not take into account the outstanding restricted stock unit awards or the performance share unit awards noted in footnote (a) of this table, since those awards do not have an exercise price.

[c]     Consists of 2,578,403 shares available for future issuance under the 2023 Plan and 348,040 shares available for future issuance under the Simmons First National Corporation Second Amended and Restated Employee Stock Purchase Plan as of December 31, 2024.

[d]    The Company does not have any equity compensation plans that have not been approved by shareholders.

AUDIT COMMITTEE

During 2024, the Audit Committee was composed of Robert L. Shoptaw (Chair), Jay D. Burchfield (from January 23, 2024 until April 23, 2024), Steven Cossé, Jerry Hunter, Susan Lanigan (as of February 29, 2024), and Mindy West (Vice Chair).

This committee assists the Board in fulfilling its responsibilities concerning oversight of accounting and reporting practices by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, and the control systems of management and internal accounting controls. The Audit Committee has adopted a charter, which is available for review within the “Investor Relations” page of the Company’s web site, www.simmonsbank.com (under “ESG — Governance — Governance Documents”). This committee met 9 times in 2024.

The Board appoints each member of the Audit Committee and has determined that each member is, and each member who served during 2024 was, independent in accordance with the NASDAQ listing standards. The Board has determined that Messrs. Shoptaw and Cossé, along with Ms. West, satisfy the requirements of “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and the independence standards applicable to audit committee financial experts as set forth in Regulation S-K of the SEC. The Board has designated each of them as an “audit committee financial expert.” Further, the Board has determined that Ms. West and Messrs. Shoptaw and Cossé each satisfy the requirements as a financially sophisticated audit committee member as set forth in Rule 5605(c)(2)(A) of the NASDAQ listing standards.

The Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from the independent auditors. All services obtained from the independent auditors during 2024, whether audit services or permitted non-audit services, were pre-approved by the Audit Committee (or its Chair, pursuant to delegated authority). The Audit Committee has not adopted any additional pre-approval policies and procedures, but consistent with its charter, it may do so in the future.

The Audit Committee issued the following report concerning its activities related to the Company for the previous year:

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2024, with management;

The Audit Committee has discussed with FORVIS MAZARS, LLP (“FORVIS”), its independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

In its analysis of the independence of FORVIS, the Audit Committee considered whether the non-audit related professional services rendered by FORVIS to the Company were compatible with maintaining the principal accountant’s independence.

AUDIT COMMITTEE

Robert L. Shoptaw, Chair	Steven Cossé	Jerry Hunter
Susan Lanigan	Mindy West

PROPOSAL 4 — TO RATIFY SELECTION OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board re-selected the accounting firm of FORVIS MAZARS, LLP (“FORVIS”) as independent auditors of the Company and its subsidiaries for the fiscal year ended December 31, 2025, subject to a formal acceptance of an engagement letter from FORVIS, and seeks ratification of the selection by the Company’s shareholders.

Principal Accountant Fees

Audit Fees

The aggregate fees billed to the Company for professional services rendered by FORVIS for the audit of the Company’s annual financial statements for the year ended December 31, 2024, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for 2024 were $1,378,300. The aggregate fees billed to the Company by FORVIS for such services in 2023 were $1,394,666.

Audit Related Fees

The aggregate fees billed to the Company for professional services rendered by FORVIS for the audit related fees during 2024 were $30,975. The aggregate fees billed to the Company by FORVIS for such services in 2023 were $29,500. These services are primarily for the audit services provided in connection with audits of the Company’s 401(k) Plan.

Tax Fees

The aggregate fees billed to the Company for professional services rendered by FORVIS for tax services and preparation of tax returns during 2024 were $0. The aggregate fees billed to the Company by FORVIS for such services in 2023 were $0.

All Other Fees

There were no fees billed to the Company by FORVIS during 2024 or 2023 for services other than those set forth above.

Shareholder ratification of the Audit Committee’s selection of FORVIS as our independent auditors for the year ended December 31, 2025, is not required by the Company’s by-laws or otherwise. Nonetheless, the Board has elected to submit the selection of FORVIS to our shareholders for ratification. If the selection of FORVIS as our independent auditors for the year ended December 31, 2025 is not ratified, the matter will be referred to the Audit Committee for further review.

Representatives of FORVIS are expected to be at the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF FORVIS AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers and beneficial owners of any company registered under that Act to file reports on Forms 3, 4, & 5 with the U.S. Securities and Exchange Commission showing their beneficial ownership in securities issued by such company within specified timeframes. Based solely upon a review of such reports by the directors and officers of the Company for the preceding fiscal year provided to the Company by such persons, the Company believes that all of our Section 16 filers filed on a timely basis the reports required by Section 16(a) during the fiscal year.

FINANCIAL STATEMENTS

A copy of the annual report on Form 10-K for the year ended December 31, 2024, required to be filed with the SEC, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

Upon written request by any shareholder addressed to George A. Makris III, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas 71611, a copy of the Company’s annual report on Form 10-K required to be filed with the SEC, including the financial statements and schedules thereto, will be furnished without charge.

PROPOSALS FOR 2026 ANNUAL MEETING

Shareholders who intend to submit proposals pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2026 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must submit such proposals to the Corporate Secretary of the Company at the Company’s principal executive offices no later than December 3, 2025. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for the 2026 Annual Meeting of Shareholders.

In addition, the Company’s by-laws provide that only such business (including, without limitation, the nomination of persons for election to the Board) which is properly brought before a shareholder meeting will be conducted. For business (including, without limitation, the nomination of persons for election to the Board) to be properly brought before an annual meeting of the shareholders by a shareholder, the shareholder must provide notice to the Corporate Secretary of the Company at the Company’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting of the shareholders. In the event that the Company did not hold an annual meeting of the shareholders in the prior year or if the first anniversary of the prior year’s annual meeting of the shareholders is more than 30 days before or after the date of the current year’s annual meeting of the shareholders, the shareholder’s notice is timely only if it is delivered to the Company’s Corporate Secretary at the principal executive offices of the Company no later than the 10th day after the Company publicly announces the date of the current year’s annual meeting of the shareholders or the 90th day before the date of the current year’s annual meeting of the shareholders, whichever is later. To be in proper written form, a shareholder’s notice to the Company’s Corporate Secretary must comply with all requirements contained in the Company’s by-laws, a copy of which may be obtained upon written request to the Corporate Secretary of the Company.

Accordingly, a shareholder who intends to raise a proposal or to nominate directors to be acted upon at the 2026 Annual Meeting of Shareholders, but who does not desire to include the same in the Company’s 2026 proxy statement, must provide written notice to the Company’s Corporate Secretary no earlier than January 7, 2026, nor later than February 6, 2026.

In addition to satisfying the foregoing requirements under the Company’s by-laws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2026.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, and the persons named as proxies in the Company’s proxy for the 2026 Annual Meeting of Shareholders may exercise their discretionary authority to vote upon any such proposal to the extent brought before such meeting.

OTHER MATTERS

Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this Proxy Statement may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “estimate,” “expect,” “foresee,” “intend,” “indicate,” “likely,” “target,” “plan,” “positions,” “prospects,” “project,” “predict,” or “potential,” by future conditional verbs such as “could,” “may,” “might,” “should,” “will,” or “would,” by variations of such words or by similar expressions. These forward-looking statements include, without limitation, those relating to the Company’s future growth, shareholder returns, business strategies, product development, governance structure, acquisitions and their expected benefits, revenue, expenses, assets, asset quality, profitability, earnings, accretion, dividends, customer service, lending capacity and lending activity, loan demand, deposit levels investment in digital channels, critical accounting policies and estimates, net interest income, net interest margin, non-interest income, non-interest expense, the Company’s stock repurchase program, consumer behavior and liquidity, the Company’s ability to recruit and retain directors, executive officers, and key employees, the effectiveness of the Company’s directors, executive officers, and key employees; the adequacy of the allowance for credit losses, the estimated cost savings associated with the Company’s Better Bank Initiative, income tax deductions, credit quality, the level of credit losses from lending commitments, interest rates and interest sensitivity, economic conditions, repricing of loans and time deposits, loan loss experience, liquidity, capital resources, market risk, plans for investments in securities, effect of pending and future litigation, staffing initiatives, merger and acquisition strategy and activity, legal and regulatory limitations and compliance, and competition.

These forward-looking statements are based on various assumptions and involve inherent risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: changes in the Company’s operating, acquisition, or expansion strategy; the effects of future economic conditions (including unemployment levels and slowdowns in economic growth), governmental monetary and fiscal policies (including the policies of the Federal Reserve), as well as legislative and regulatory changes; general business conditions, as well as conditions within the financial markets, developments impacting the financial services industry, such as bank failures or concerns involving liquidity; changes in real estate values; changes in interest rates and related governmental policies; changes in liquidity, and the availability of and costs associated with obtaining adequate and timely sources of liquidity; increased inflation; changes in the level and composition of deposits, loan demand, deposit flows, and the values of loan collateral, securities and interest sensitive assets and liabilities; changes in credit quality; actions taken by the Company to manage its investment securities portfolio; changes in the securities markets generally or the price of the Company’s Common Stock specifically; changes in the assumptions used in making the forward-looking statements; developments in information technology affecting the financial industry; cyber threats, attacks or events, including at third parties on which we rely for key services; reliance on third parties for the provision of key services; the ability to collect amounts due under loan agreements; further changes in accounting principles relating to loan loss recognition; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; possible adverse rulings, judgements, settlements, fines and other outcomes of pending or future litigation or government actions; loss of key employees; labor shortages; market disruptions, including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events; changes in customer behaviors and preferences, including consumer spending, borrowing, and saving habits; the soundness of other financial institutions and indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns that led to the large regional bank failures in 2023 may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships); increased delinquency and foreclosure rates on commercial real estate and other loans; the effects of government legislation; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, cell phone/tablet, telephone, computer and the internet; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans, other real estate owned, and those factors set forth from time to time in the Company’s press releases and filings with the SEC, including, without limitation, the Company’s Form 10-K for the year ended December 31, 2024 (which has been filed with, and is available from, the SEC). Many of these factors are beyond our ability to predict or control, and actual results could differ materially from those in the forward-looking statements due to these factors and others. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance.

We believe the assumptions and expectations that underlie or are reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations or whether our future performance will differ materially from the performance reflected in or implied by our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.

BY ORDER OF THE BOARD OF DIRECTORS:

George A. Makris III, Secretary
Pine Bluff, Arkansas
April 2, 2025

Simmons First National Corporation Your vote matters – here’s how to vote You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 6, 2025 at 11:59 P.M., EST. Online Go to www.investorvote.com/SFNC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SFNC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the director nominees listed A in Proposal 2 and FOR Proposals 1, 3, and 4. 1. To fix the number of directors at fourteen (14): 2. ELECTION OF DIRECTORS: 01 - Marty Casteel 04 - Mark Doramus 07 - Jerry Hunter 10 - Tom Purvis 13 - Russell Teubner For Against Abstain 02 - William Clark, II 05 - Edward Drilling 08 - Susan Lanigan 11 - Robert Shoptaw 14 - Mindy West 03 - Steven Cossé 06 - Eugene Hunt 09 - George Makris, Jr. 12 - Julie Stackhouse 3. To adopt the following non-binding resolution approving the compensation of the named executive officers of the Company: “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.” 4. To ratify the Audit Committee’s selection of the accounting firm Forvis Mazars, LLP as independent auditors of the Company and its subsidiaries for the year ended December 31, 2025. 5. Upon such other business as may properly come before the meeting or any postponements or adjournments thereof. 1 U P X 043RKB

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2025. THE NOTICE, PROXY STATEMENT, AND ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT: www.edocumentview.com/sfncSmall steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SFNC PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2025 The undersigned hereby constitutes and appoints James M. Brogdon and C. Daniel Hobbs, or either of them, as Proxies for the undersigned, each with the power of substitution, to represent the undersigned and vote all of the shares of common stock of Simmons First National Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 7, 2025, and any postponements or adjournments thereof. This proxy, when properly executed, will be voted as directed hereon by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (2) AND “FOR” PROPOSALS (1), (3), AND (4). The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2025 Annual Meeting of Shareholders and any postponements or adjournments thereof. The undersigned acknowledges receipt of this proxy card, Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROXY — SIMMONS FIRST NATIONAL CORPORATION C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. IMPORTANT ANNUAL MEETING INFORMATION